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                                                                     Exhibit 2.1




                             DATED 28th March, 2001

                             SPHERION (EUROPE) INC.

                         MICHAEL PAGE INTERNATIONAL PLC

                              SPHERION CORPORATION

                           CREDIT SUISSE FIRST BOSTON
                                (EUROPE) LIMITED

                                   THE PERSONS
                               NAMED IN SCHEDULE 4









                  --------------------------------------------

                             UNDERWRITING AGREEMENT

                  ---------------------------------------------










                                  ALLEN & OVERY
                                     London



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                                    CONTENTS


Clause                                                                                                    Page

1.       Interpretation......................................................................................2
2.       Admission...........................................................................................2
3.       Sale of Shares......................................................................................3
4.       Conditions..........................................................................................5
5.       Appointment of CSFB Equities as Agent...............................................................6
6.       Underwriting........................................................................................6
7.       Proceeds of the Global Offer........................................................................7
8.       Settlement and Registration.........................................................................7
9.       Announcements.......................................................................................8
10.      Restrictions........................................................................................9
11.      Commissions........................................................................................11
12.      Expenses...........................................................................................11
13.      Warranties.........................................................................................12
14.      Undertakings of the Underwriters...................................................................15
15.      Limits on Liability................................................................................16
16.      Termination........................................................................................17
17.      General Indemnity..................................................................................19
18.      Stabilisation......................................................................................21
19.      Guarantee..........................................................................................24
20.      VAT................................................................................................26
21.      Compliance.........................................................................................27
22.      Notices............................................................................................27
23.      Amendments.........................................................................................28
24.      Supplemental.......................................................................................29

Schedules

1.       The Seller.........................................................................................31
2.       Interpretation.....................................................................................32
3.       Underwriting Allocations...........................................................................38
4.       Representations and Warranties to be given by the Seller and the Company...........................39

Signatories.................................................................................................49


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THIS AGREEMENT is made on 28 March, 2001 BETWEEN:

(1) SPHERION (EUROPE) INC. a Delaware limited liability corporation whose registered office is at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, USA (the "SELLER");

(2) MICHAEL PAGE INTERNATIONAL PLC (registered number 3310225) whose registered office is at 39-41 Parker Street, London WC2B 5LN (the "COMPANY");

(3) SPHERION CORPORATION a Delaware limited liability corporation whose registered office is at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, USA (the "GUARANTOR");

(4) CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED (registered number 00891554) whose registered office is at One Cabot Square, Canary Wharf, London E14 4QJ (the "SPONSOR"); and

(5) THE PERSONS whose names are set out in column (1) of Schedule 3 (the "UNDERWRITERS" and each an "Underwriter").

WHEREAS:

(A) Application has been made to the UK Listing Authority to admit the Shares to the Official List and to the London Stock Exchange to admit the Shares to trading on its market for listed securities. The Sponsor has been appointed to act as sponsor in connection with the application for Listing and as nominated representative in connection with the application for Admission to Trading in accordance with a sponsor's agreement dated 5th March, 2001 (the "SPONSOR'S AGREEMENT").

(B) The Seller proposes to sell the Sale Shares pursuant to the arrangements described in the Price Range Prospectus and this agreement.

(C) The Company has appointed the Sponsor as sponsor, Credit Suisse First Boston Equities Limited as joint-lead manager, sole global co-ordinator and sole bookrunner, Goldman Sachs International Limited as joint-lead manager, each of Deutsche Bank AG and Schroder Salomon Smith Barney as co-lead managers and each of HSBC and West LB Panmure Limited as co-managers, the Broker as broker to the Priority Offer, the Retail Offer and part of the Employee Offer and the Registrars as registrars and receiving agents in respect of the Global Offer.

(D) The Underwriters have sought from prospective institutional and professional investors in various jurisdictions non-binding indications of interest in purchasing Institutional Offer Shares pursuant to the institutional offer as described in the Price Range Prospectus (the "INSTITUTIONAL OFFER"). Insofar as sales are made in the United States or to US persons in connection with the Global Offer, they are made only to persons the Underwriters reasonably believe are Qualified Institutional Buyers in transactions exempt from the registration requirement of the Securities Act.




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(E)      The Seller has offered to, and received application forms from certain eligible employees of the Group (the "EMPLOYEES") to purchase Sale Shares pursuant to the employee offer described in the Price Range Prospectus (the "EMPLOYEE OFFER").

(F) The Seller has arranged for certain friends of the Group (the "FRIENDS") to purchase Sale Shares through arrangements with the Broker described in the Price Range Prospectus (the "PRIORITY OFFER").

(G) The Company has arranged, through CSFB Equities and the Broker for members of the general public who are over the age of 18 and who are resident in the UK, the Channel Islands or the Isle of Man to have the opportunity to participate in an offer to purchase Sale Shares as described in the Price Range Prospectus (the "RETAIL OFFER"). The Company has (through the Broker) received application forms from such members of the public for such Sale Shares under the Retail Offer.

(H) Allocations under the Global Offer have been determined at the discretion of CSFB Equities (following consultation with the Seller).

(I) Each Underwriter has agreed to underwrite its allocation under the Global Offer as set out in Schedule 3.

(J) The Price Range Prospectus, Priority Letter, Employee Letter and Application Forms were published and distributed on 5th March, 2001 and the Sponsor has received the documents listed in Part A of Schedule 2 of the Sponsor's Agreement and delivered them to the UK Listing Authority and/or the London Stock Exchange (where appropriate).

(K) The Guarantor has agreed to guarantee the obligations of the Seller under this agreement.

(L) It is the intention of the parties that this document should be executed as a deed.

IT IS AGREED as follows:

1.       INTERPRETATION

(1) The provisions of Schedule 2 apply in the interpretation of this agreement.

(2) References in this agreement to any document as being in the "AGREED FORM" and to any document are references to that document:

         (a) in the form initialled for the purposes of identification by a Director and a director of the Sponsor; or

         (b)      in that form as amended under clause 24.

2.       ADMISSION

(1)      The Company:





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         (a)      confirms that applications have been made for Admission and that the Sponsor has been appointed by it to act as sponsor and as nominated representative in connection with such applications in accordance with the terms of the Sponsor's Agreement;

         (b) confirms that application has been made to CRESTCo Limited to admit the Shares as participating securities within CREST; and

         (c) shall take all reasonable steps within its power to ensure that Admission becomes effective and that the Shares are admitted as participating securities within CREST no later than 8.00 a.m. on 2nd April, 2001 (or such later time and date as the Company, the Seller and the Sponsor (on behalf of the Underwriters) may agree).

(2) The Seller and the Company shall supply all such information, give all such undertakings, execute all such deeds and documents and (in the case of the Seller) pay all such fees as may be required by the UK Listing Authority and the London Stock Exchange (as appropriate) in connection with the applications for Admission.

(3) The Seller and the Company shall supply all such information, give all such undertakings, pay all such fees and execute all such deeds and documents as may be required in connection with the admission of the Shares as participating securities within CREST.

3.       SALE OF SHARES

(1) The Seller undertakes and represents to the Company, the Sponsor and to each Underwriter that the execution of this agreement by it has been duly authorised by it and this agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms and that all corporate approvals and authorisations required by it for the execution of this agreement and the performance of its terms have been obtained, are unconditional and are in full force and effect.

(2) The Seller covenants with the Company, the Sponsor and each Underwriter that, at the date hereof and at the time Listing becomes effective:

         (a) it has the right to sell and transfer the full legal and beneficial interest in the Offer Shares held by it, on the basis and terms, and subject to the conditions, of the Offer Documents;

         (b)      the Offer Shares held by it are fully paid;

         (c) the information in Schedule 1 columns (1) to (4) relating to the Seller is true and accurate; and

         (d) to the extent that any statements or omissions made in the Offer Documents (or any amendments or supplements thereto) are made in reliance upon and in conformity with information furnished to the Company and/or the Sponsor and/or CSFB Equities by the Seller expressly for use therein, such Offer Documents (or any amendments or supplements thereto), as of their date and as of the date hereof, did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.





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(3)      The Seller undertakes to the Company, the Sponsor and each Underwriter to sell the Sale Shares to such Friends, Employees, members of the public, Placees and Underwriters as are (following consultation with the Seller) allocated to them pursuant to the Global Offer and free from all equities, liens, charges and encumbrances of any kind and with all rights attaching to those shares.

(4) Immediately following the execution of this agreement the Seller shall deliver to the Sponsor:

         (a)      the Seller's Power of Attorney duly executed by it; and

         (b) a CREST transfer form (in favour of the CSFB Nominee (Account Prinaset)) undated and duly executed by it and a share certificate in the name of the Seller (or its nominee(s)) in respect of the Sale Shares (with the exception of the Sale Shares allocated to Employees in the Non-UK Employee Offer (as defined in the Prospectus) and the Sale Shares elected to be received in certificated form by the Placees, Underwriters or Friends). The Sponsor shall procure that the CSFB Nominee holds such CREST transfer form to the order of the Seller until Admission becomes effective. The Seller shall confirm to the Registrar that such Sale Shares shall be held to the order of the CSFB Nominee (acting as agent of the Seller) upon Admission becoming effective. The Seller agrees that immediately following Admission becoming effective such Sale Shares shall be transferred in CREST to the CSFB Nominee (Account Prinaset) (acting as agent of the Seller) and the Company shall procure that the CSFB Nominee (Account Prinaset) is registered as the holder of such Sale Shares; and

         (c) a duly executed block stock transfer form(s) in favour of Employees to whom Sale Shares have been allocated in the Non-UK Employee Offer and those Underwriters, Placees and Friends as are to receive Sale Shares in certified form. The Seller shall procure that details of those persons are notified to the Seller by the Registrars and the Broker.

(5) If the Seller fails to comply with subclause (4) any Director or CSFB Equities may complete and execute on its behalf in favour of the CSFB Nominee (or the relevant Employees, Placees, Underwriters and Friends, as the case may be) one or more CREST (or block) transfer forms in respect of the relevant Sale Shares and deliver those transfer form(s) to the CSFB Nominee (or the Registrars as the case may be).

(6) Without prejudice to the other provisions of this clause, the Seller shall execute any further documents and do anything which is necessary or, in the reasonable opinion of the Company or CSFB Equities, desirable to ensure that the Sale Shares are held in the CREST account of the CSFB Nominee (Account Prinaset) immediately after Admission becomes effective, and otherwise for the Sale Shares to vest in the relevant Friends, applicants under the Retail Offer, Employees, Placees and Underwriters.

(7) The Seller unconditionally and irrevocably grants to CSFB Equities (on behalf of the Underwriters) an option to require the Seller to sell up to 45,978,250 additional Shares at the Offer Price as directed by CSFB Equities, such option to be exercisable in part or in whole on one or more occasions upon notice in writing to the Seller by CSFB Equities as provided in clause 18 and given no later than 12 noon (London time) on the Stabilisation Period End Date.





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         CSFB Equities shall pay to the Seller (on the same date as and against delivery of such additional Shares) the aggregate Offer Price payable in respect of the additional Shares in respect of which the option is exercised less a commission equal to 3.5 per cent. of the Offer Price multiplied by the number of such additional Shares. In the event that the Guarantor provides written notification to CSFB Equities of its determination (which may be made or withheld in its sole and absolute discretion) to pay an additional commission of up to 0.5% of the Offer Price multiplied by such number of additional Shares, such amount may also be deducted by CSFB Equities from the aggregate Offer Price as aforesaid.

(8) The Company agrees with each Underwriter promptly from time to time to take such action as it may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as it may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

4.       CONDITIONS

(1) Clause 5 comes into effect when the Sponsor is satisfied that the Final Prospectus has been delivered for registration and published in accordance with clause 4(4) of the Sponsor's Agreement. If the Sponsor is not satisfied as to those matters on or before the Settlement Date those clauses never come into effect.

(2)      Clause 6 shall come into effect when:

         (a) each of the documents listed in Part A and Part B of Schedule 2 of the Sponsor's Agreement has been delivered to the Sponsor, together with a SAS-72 letter from Deloitte & Touche and legal opinions from counsel to each of the Company, the Seller and Guarantor and the Underwriters in each case in forms acceptable to the Underwriters, and as annexed hereto; and

         (b) the UK Listing Authority has agreed to admit the Shares to the Official List and conditional dealings in the Shares have commenced on or before 2nd April, 2001 (or such later time and date as the Company and CSFB Equities (on behalf of the Underwriters) may agree).

(3)      If:

         (a) either of the conditions set out in subclauses (1) and (2) is not fulfilled on or before the date specified in the relevant subclause; or

         (b) any of the Company, the Seller or the Guarantor has not complied with all its respective obligations under this agreement which fall to be performed or satisfied on or prior to the Commencement of Dealings; or

         (c) any event has occurred which would make any of the representations and warranties contained in clauses 3(1), (2) or (3) or 13 and Schedule 4 given by the Company or the Seller (as appropriate), or those contained in clause 19 given by the Guarantor, untrue or incorrect in the context of the Global Offer or the applications for Listing




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                  and/or Admission to Trading if they had been repeated at any time up to and including the time when the final condition (other than this condition) has been satisfied; or

         (d) Admission has not become effective or the Shares have not been admitted as participating securities within CREST by 8.00 a.m. on 2nd April, 2001 (or such later time and date as the Company and the Sponsor (on behalf of the Underwriters) have agreed), clause 16(1) shall apply as if non-fulfilment of the relevant condition (or other event set out in this clause 4(3)) had been the service of a termination notice and, save as specified in clause 16(4), no party shall have any further rights or obligations under this agreement.

5.       APPOINTMENT OF CSFB EQUITIES AS AGENT

(1) The Seller hereby confirms the appointment of CSFB Equities (on behalf of the Underwriters) as its agent for the purpose of carrying out the Global Offer and arranging purchasers of Sale Shares on its behalf on the terms and subject to the conditions of the Global Offer as set out in the Offer Documents.

(2) CSFB Equities hereby confirms its acceptance of the appointment referred to in subclause (1).

(3) The Seller confirms that the appointment under subclause (1) confers on CSFB Equities (on behalf of the Underwriters) all powers, authorities and discretions on behalf of the Seller which are necessary, or reasonably incidental to, the carrying out of the Global Offer and arranging purchasers of Sale Shares and shall ratify and confirm everything which CSFB Equities property and lawfully does in carrying out or exercising such appointment, powers, authorities and discretions.

(4) The Company and the Seller hereby irrevocably authorise CSFB Equities to give to the Registrars and/or CRESTCo Limited and/or the Underwriters any instructions consistent with this agreement and the Offer Documents which CSFB Equities considers necessary for or incidental to the Global Offer or for otherwise giving effect to this agreement.

6.       UNDERWRITING

(1) In respect of the Institutional Offer, each Underwriter severally and not jointly undertakes to procure (as agent for the Seller) purchasers for, and failing which (as principal) to purchase, the number of Institutional Offer Shares set out against its name in Schedule 3 at the Offer Price and in either case to make payment for value on the Settlement Date to CSFB Equities (by no later than 3.30 p.m.).

(2) To the extent that the Seller fails to procure purchasers for the Sale Shares the subject of the Priority Offer the Retail Offer and the Employee Offer, each Underwriter severally and not jointly agrees either to procure (as agent for the Seller) purchasers for such Sale Shares under the Institutional Offer or (as principal) to purchase its pro rata share (calculated by reference to the numbers set out in Schedule 3) of such Sale Shares (which shall be deemed to be added to the Institutional Offer Shares set out against its name in Schedule 3) in either case in accordance with sub-clause (1) above.




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(3)      Each Underwriter may elect to receive any or all of the Shares to be taken by it pursuant to this clause in uncertificated form, in which event it shall notify CSFB Equities of the CREST account to which such Shares as are to be taken in uncertificated form are to be credited in accordance with clause 8(2) not later than 8.30 a.m. on the Settlement Date.

7.       PROCEEDS OF THE GLOBAL OFFER

(1) Subject to clause 7(3) below, on the Settlement Date, CSFB Equities shall pay (or give instructions to the Registrars to pay) to the Seller an amount equal to the number of Sale Shares multiplied by the Offer Price (less the amounts payable by the Seller under clauses 11 and 12) to its bank account, details of which have been notified to CSFB Equities.

(2) CSFB Equities shall pay to the Seller the price for the Shares purchased pursuant to the option in clause 3(7) (less any amounts payable by the Seller under clauses 3(7), 11 and 12) to the Seller's bank account referred to in subclause (1) above in each case upon each exercise of the option.

(3) The Seller acknowledges that CSFB Equities has paid (or will on or before 30 March, 2001 pay) into the account of CSFB Equities with Bank of America and subject to the terms of the relevant escrow arrangements therefor the sum of (pound)285,000,000 (the "DEPOSIT") in part satisfaction of its obligation to pay the price for the Sale Shares under sub-clause (1) above. Accordingly, the obligation of CSFB Equities under clause 7(1) to pay the price for the Sale Shares on the Settlement Date shall relate only to the balance of the price due after deduction of the Deposit.

(4) The Seller acknowledges and agrees that following the payment referred to in clause 7(1) above CSFB Equities may exercise all and any rights the Seller may have in connection with any sale of Sale Shares by it, including without limitation any rights against any person who for any reason has failed to pay for any Sale Shares allocated to him.

8.       SETTLEMENT AND REGISTRATION

(1) The Seller (insofar as it is able) and CSFB Equities shall procure that upon Admission becoming effective the CSFB Nominee will hold the Sale Shares the subject of the Institutional Offer, Priority Offer and Retail Offer as nominee for the Placees, Underwriters, applicants under the Retail Offer or Friends of such Sale Shares in the proportions and as otherwise determined by CSFB Equities in accordance with this agreement.

(2) CSFB Equities shall procure the crediting of such of the Sale Shares as are to be received by the Placees, the Friends, applicants under the Retail Offer or the Underwriters in uncertificated form to the CREST accounts of such recipients as notified by them or in accordance with clause 6 (subject to receipt by CSFB Equities of payment for such Shares in accordance with the terms and conditions of the Global Offer contained in the Offer Documents or clause 6 as appropriate).

(3)      The Company shall procure:

         (a) the re-certification by the Registrars of such number of the Sale Shares as are to be held in certificated form by applicants under the Retail Offer and by Employees (and Placees, Underwriters and Friends as the case may be) and the despatch of share

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                  certificates in respect of such Shares to the persons (or
                  nominees of such persons) by whom such Shares have been purchased before the close of business on the Settlement Date or, in the case of certificates to be despatched to Employees, the date which is three months after Admission;

         (b) that the persons entitled to be registered as the holders of the Shares are registered promptly (in accordance with any reasonable directions which CSFB Equities may give).

(4)      The obligations of the Company and CSFB Equities pursuant to subclauses
         (2) and (3) shall be subject:

         (a) to delivery to CSFB Equities of confirmation of registration details by Placees, Underwriters, Employees or the Friends or relevant members of the public in respect of such of the Sale Shares as are taken or purchased by them; and

         (b)      to the CREST Regulations and the CREST Rules.

9.       ANNOUNCEMENTS

(1) Until the Announcement Date and except for the Press Announcements, no party to this agreement except the Sponsor shall, and the Guarantor, the Seller (to the extent they are able) and the Company shall procure that no Group company shall:

         (a) (in response to enquiries or otherwise) make any public statement or publish any document which relates to:

                  (i)      the Global Offer; or

                  (ii) any Group company unless it is a normal trade announcement, trade advertisement or document; or

         (b) take any steps which, in the reasonable opinion of the Sponsor, would be inconsistent with any expression of policy or intention in the Offer Documents,

         except:

         (x) as required by law or the UK Listing Authority, the London Stock Exchange or other competent regulatory body and provided that the relevant party shall consult the Sponsor where reasonably practicable and take into account in good faith its reasonable representations before making such a public statement or publishing such a document or taking such a step and shall if required by the Sponsor limit the extent of any disclosure or step taken strictly to that required by law or such regulatory body;

         (y) with the prior written consent of the Sponsor, such consent not to be unreasonably withheld or delayed; or

         (z) (in respect of the period after the Stabilisation Period End Date up to the Announcement Date only) where such statement or document (or step) proposed to

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                  be published (or taken) is in the best interests of the
                  relevant party and based on reasonable commercial principles and provided that the relevant party shall consult with the Sponsor and take into account in good faith its reasonable representations before publishing such statement or document or taking such step.

(2)      The Company:

         (a) shall consult with the Sponsor and CSFB Equities in advance concerning any public statement or document which any Group company proposes to make or publish before the Announcement Date and which relates to the Group's financial or trading position or prospects, the dividend policy of the Company or to any acquisition, disposal, reorganisation, take-over, management development or any other matter (similar or not to the foregoing) affecting any Group company; and

         (b) shall forward to the Sponsor and CSFB Equities for their comments (to which the Company shall have due regard and which comments the Sponsor and CSFB Equities shall provide to the Seller as soon as reasonably practicable) drafts or proofs of any accounts or of any public statement or document which any Group company proposes to make or publish before the Announcement Date and which relates to any matter falling within paragraph (a).

(3)      The Seller:

         (a) shall consult with the Sponsor and CSFB Equities in advance concerning any public statement or document which the Seller proposes to make or publish before the Stabilisation Period End Date and which relates (in whole or part) to the Company or any Group company; and

         (b) shall forward to the Sponsor and CSFB Equities for their comments (to which the Seller shall have due regard and which comments the Sponsor and CSFB Equities shall provide to the Seller as soon as reasonably practicable) drafts or proofs of any accounts or of any public statement or document which the Seller proposes to make or publish before the Stabilisation Period End Date and which relates (in whole or part to the Company or any Group company.

(4) In subclauses (1), (2) and (3), references to making a public statement or publishing a document include authorising or permitting another person to do so.

10.      RESTRICTIONS

(1) The Company undertakes to the Sponsor and the Underwriters that it will not:

         (a) between the date of this agreement and the date falling 12 months after the date of Admission becoming effective, enter into any agreement or arrangement or do or permit to be done any other act or thing which, in any case, would give rise to any obligation to make any announcement to the UK Listing Authority in accordance with the Listing Rules or the admission and disclosure standards published by the London Stock Exchange other than as a consequence of the requirements of Part VI of the Companies Act 1985 or Part X of the Companies Act 1985 (provided not as a result of the actions of any Director); and

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         (b)      between the date of this agreement and the date falling 12 months after the date of Admission becoming effective, enter into any agreement or arrangement or do or permit to be done any act or thing which may involve any increase in, or obligation (whether contingent or otherwise) to issue, allot or grant options over, shares in the capital of the Company (other than a grant, in accordance with normal practice, or the exercise of options under the Company's share option schemes described in paragraph 4 of part IX of the Price Range Prospectus) which would require the Company to issue listing particulars under the Listing Rules; and

         (c) be or become, at any time while any of the Shares are "Restricted Securities" within the meaning of Rule 144(a)(3) under the Securities Act, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is required to be registered under
                  Section 8 of the US Investment Company Act of 1940, as amended,

         without, in any such case, the prior written consent of the Sponsor and, in the case of paragraph (c) only, CSFB Equities, and in either case such consent not to be unreasonably withheld.

(2) The Seller undertakes to the Sponsor and each of the Underwriters and the Company not to offer, lend, sell or contract to sell, mortgage, charge, assign, issue options in respect of, or otherwise dispose of, directly or indirectly, or announce an offering or sale of, any Shares retained by it or any other securities exchangeable for or convertible into, or substantially similar to, Shares (or any interest therein or in respect thereof) or enter into any transaction with the same economic effect as, or agree to do, any of the foregoing for a period of six months from publication of the Final Prospectus in accordance with clause 4(4) of the Sponsor's Agreement (the "END DATE"), except with the prior consent of the Sponsor and CSFB Equities such consent not to be unreasonably withheld or delayed. The Seller further undertakes that for a period of 18 months from the End Date it will not do any of the foregoing without consulting with the Sponsor and CSFB Equities in advance (and taking into account their reasonable representations). Any such transactions within such period will then be conducted through its brokers from time to time.

         For the purposes of this clause 10(2), "SHARES" shall mean ordinary shares in the issued share capital of the Company owned by the Seller or any of its affiliates (or in respect of which the Seller or any of its affiliates is interested) at the Settlement Date or owned at any later time (including for the avoidance of doubt any other securities so owned, exchangeable for or convertible into, or substantially similar to, the Shares) or any rights arising from any such Shares or attached to any such Shares at any time.

(3) The Seller shall take reasonable steps to ensure that none of its connected persons or affiliates (as may be appropriate) will take any of the actions referred to in subclause (2).

(4) The Seller undertakes to each of the Sponsor, the Underwriters and the Company that it will not (and will (insofar as it is able) procure that its connected persons or affiliates shall not) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares.

(5) The Seller and the Company acknowledge that any decision by the Sponsor or CSFB Equities to withhold consent in any of the circumstances above mentioned in this clause shall not form the basis of any claim against the Sponsor or CSFB Equities for any damage, loss, cost or expense alleged to have been caused by such decision, unless (other than pursuant to subclause (1)(a) above) its consent is withheld unreasonably.

(6) This clause 10 does not preclude the Seller, or a person affiliated or connected with it, from (i) accepting any offer for shares in the Company of a kind to which the City Code applies if it has become or been declared unconditional in all respects or if it is recommended for acceptance by the Company's directors, or (ii) making a disposal if required by law or by any regulatory authority, or (iii) transferring any Shares held by it to an affiliate or holding company of it, but only for so long as such transferee remains an affiliate and provided such transferee agrees to abide by the restrictions contained in sub-clause (2) above (mutatis mutandis).

11.      COMMISSIONS

(1)      The selling commissions shall be borne by the Seller.

(2) The amount of selling commissions to be deducted from the proceeds of the Global Offer by CSFB Equities on behalf of the Underwriters are a sum equal to 3.5 per cent. of the Offer Price multiplied by the number of Offer Shares sold pursuant to the Global Offer. In the event that the Guarantor provides written notification to CSFB Equities of its determination (which may be made or withheld in its sole and absolute discretion) to pay the Underwriters an additional commission of up to 0.5% of the Offer Price multiplied by the number of Offer Shares sold pursuant to the Global Offer, such amount may also be deducted from the proceeds of the Global Offer by CSFB Equities on behalf of the Underwriters.

(3) The amounts (and any applicable VAT properly chargeable thereon, subject to production of a valid VAT invoice) payable to CSFB Equities under this clause shall become due at the same time as the payments to be made by CSFB Equities under clause 7.

12.      EXPENSES

(1) All stamp duty and/or (if applicable) stamp duty reserve tax ("SDRT") payable in connection with any transfer (directly or indirectly) of (or agreement to transfer) the Sale Shares under the Global Offer (and the Shares the subject of the option under clause 3(7)) by the Seller to the CSFB Nominee, the Placees, the Underwriters, the Friends, the Employees, relevant members of the public under the Retail Offer and/or to the nominee(s) of any of them (or, in relation to the Shares the subject of the option under clause 3(7), by the Seller to CSFB Equities or the CSFB Nominee and/or by CSFB Equities or the CSFB Nominee to any transferee) and in connection with any Stabilisation Transactions pursuant to clause 18 shall be the sole liability of the Seller. If applicable CSFB Equities shall be entitled to deduct such stamp duty and/or SDRT from the payments to be made to the Seller under clause 7 and to pay such stamp duty on behalf of the Seller and to account for such stamp duty reserve tax to the Inland Revenue under a valid regulation 4 agreement on behalf of the Seller. Where CSFB Equities acquires any shares as principal pursuant to clauses 3(7) and 18 of this agreement it shall use all reasonable endeavours to procure that it obtains an exemption from stamp duty and SDRT pursuant to sections 88A and 80A Finance Act 1986 or any other applicable exemption in respect of such acquisition.

(2) The Seller shall pay all other expenses connected with this agreement, the Admission, the admission of the Shares as participating securities within CREST, the Global Offer and any related arrangement, including, but not limited to, the London Stock Exchange fee, the UK Listing Authority fee, roadshows (including the fees of any investor relations or roadshow advisers), and including, in particular, those for the preparation, printing, publication, advertising and distribution of the Offer Documents, registration and listing fees and expenses, the fees of the Registrars, the Company's own legal fees, accounting fees and all professional expenses (including the legal fees and reasonable travel, accommodation, document production and courier costs of the Underwriters) and any applicable Tax properly incurred thereon (but excluding any Tax imposed on or calculated by reference to the net income received or receivable as a result of, or by reference to, sums payable or received pursuant to this agreement) including (without limitation), if applicable, VAT (in accordance with clause 20).

(3) Any expenses which are payable under subclause (2) and which have been incurred by the Underwriters shall become due at the same time as (and shall be deducted from) the payments to be made by CSFB Equities under and in accordance with clause 7.

(4) Expenses which the Underwriters incur, or in respect of which the Underwriters receive an invoice, subsequent to the time payments and deductions are made under clause 7, which are payable under subclause
         (2) (and which have not already been paid by the Company), shall be invoiced by the Underwriters as those expenses arise or the invoices are received and shall be paid by the Company within seven days of receipt of the relevant invoice from the Underwriters.

13.      WARRANTIES

(1)      (a)      The Company and the Seller (on a joint and several basis
                  subject to paragraph (b) below) represent and warrant to each of the Underwriters in the terms set out in Schedule 4.

         (b) Those warranties that are contained in paragraphs 16 (Properties) and 19 (Insurance) of Schedule 3 shall be given on a several basis by the Company and the Seller and, in the case of the Seller only, so far as the Seller is aware after due and careful enquiry.

(2) The Company and the Seller shall notify CSFB Equities as soon as reasonably practicable on becoming aware (whether before or after the Commencement of Dealings) of anything which:

         (a) (in its reasonable belief) indicates that any statement in the Prospectuses is or might be untrue or misleading or that the Prospectuses omit or might omit any matter whose inclusion in the Prospectuses is required by Part IV of the Act, the Listing Rules or the UK Listing Authority; or

         (b) (in its reasonable belief) is or might be material in the context of any assumption or other matter relevant to any forecast or statement about prospects in the Prospectuses; or

         (c) (in its reasonable belief) indicates that a significant change or new matter has or might have occurred before the Commencement of Dealings which would have been required to be included in the Prospectuses had such change or new matter occurred before their publication.

(3) The Company and the Seller shall notify CSFB Equities as soon as reasonably practicable upon becoming aware at any time before the Commencement of Dealings of anything which (in its reasonable belief) indicates:

         (a) that any statement set out in Schedule 4 or clause 3 was or might have been untrue or misleading at the date of this agreement; or

         (b) that, if any such statement had been or were to be repeated at any time before the Commencement of Dealings with reference to the circumstances existing at that time, it would or might then be untrue or misleading.

(4) The Company and the Seller shall take all reasonable steps promptly to provide CSFB Equities with any further information which it reasonably requests if it is notified or otherwise become aware of anything referred to in subclauses (2) or (3).

(5) If CSFB Equities is notified or otherwise becomes aware of anything referred to in subclauses (2) or (3), it may, if it considers it proper to do so, require the Company at the expense of the Company or (if appropriate) the Seller:

         (a) to prepare a supplementary prospectus, submit it in such terms as CSFB Equities reasonably specifies to the UK Listing Authority for its approval and, if approved, publish it;

         (b) to make an announcement in such terms and manner as CSFB Equities may reasonably specify;

         (c) to despatch communications in such terms and manner and to such persons or classes of persons as CSFB Equities may reasonably specify; and

         (d) to take such additional or alternative steps (whether similar or not to any of the foregoing) as CSFB Equities may reasonably specify.

(6)      The Company and (in respect of sub-clauses (a), (b), (e), (f), (h) and
         (l) only) the Seller (jointly and severally) represent, warrant and agree with the Sponsor and each of the Underwriters that:

         (a) neither the Company, the Seller, nor any of their affiliates (as defined in Rule 501(b) under the Securities Act) nor any persons acting on its or their behalf (other than the Underwriters) has engaged in or will engage in any directed selling efforts (as defined in Regulation S) in connection with the Global Offer, and the Company, the Seller, and their affiliates have complied with and will comply with the offering restrictions requirement of Regulation S;

         (b) neither the Company, the Seller, nor any of their affiliates (as defined in Rule 501 under the Securities Act) nor any person acting on its or their behalf and at its or their instruction (other than the Underwriters) has engaged in or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the

                  Securities Act) in connection with any offer to sell the Offer Shares in the United States;

         (c) for so long as any Offer Shares remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, the Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) thereunder, furnish to each holder or beneficial owner of Shares and any prospective purchaser of such Shares, upon the request of such holder, beneficial owner or prospective purchaser, the information satisfying the requirements of Rule 144A(d)(4)(I) under the Securities Act;

         (d) the Company will take such actions as the Underwriters may reasonably request to qualify, to the extent required, the Offer Shares for offer and sale by the Underwriters through their affiliates (as defined in Rule 501(b) under the Securities Act) under the applicable securities laws of such States of the United States or other jurisdictions as CSFB Equities may reasonably designate and shall comply with such laws so as to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares; provided, however, that in connection therewith the Company shall not be obliged to file any general consent to service of process or (as appropriate) to qualify as a foreign corporation or dealer in securities in any jurisdiction in which it is not qualified or subject itself to Tax in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will promptly advise CSFB Equities of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

         (e) neither the Company, the Seller nor any of their affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf (other than the Underwriters) has taken or will take any action that would require the registration of the Offer Shares under the Securities Act;

         (f) neither the Company, the Seller nor any of their affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has engaged or will engage, directly or indirectly, in any course of conduct which has constituted or might reasonably be expected to cause or result in the stabilisation or manipulation of the price of the Offer Shares or any securities of the same class as the Offer Shares;

         (g) the Company is not, and as a result of the Global Offer or the receipt or application of the proceeds thereof will not be, an "investment company" as defined in the United States Investment Company Act of 1940, as amended;

         (h) so long as any of the Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, neither the Company nor any of its affiliates (as defined in Rule 501(b) under the Securities Act) will resell any Offer Shares purchased by it;

         (i) the Shares are not of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a US automated inter-dealer quotation system;

         (j) the Company is a "foreign issuer" and reasonably believes that there is no "substantial US market interest" (each as defined in Regulation S) in the Shares or in any securities of the same class as the Shares;

         (k) the Company is not and does not intend or reasonably expect to become a "passive foreign investment company" within the meaning of section 1297 of the U.S. Internal Revenue Code of 1986, as amended; and

         (l) none of the Offer Documents contains, as of its date or as of the date hereof, an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

(7) The Seller represents, warrants and agrees with the Sponsor and each of the Underwriters that it has not and will not (and will procure that the Broker shall not) procure purchasers for Offer Shares outside the United Kingdom, the Channel Islands and the Isle of Man under the Priority Offer or the Retail Offer.

(8) The above representations, warranties and covenants and the indemnity in clause 17 shall continue in full force and effect in relation to the Sponsor and the Underwriters notwithstanding its or their actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties of the Company and the Seller (as appropriate).

14.      UNDERTAKINGS OF THE UNDERWRITERS

(1) Each Underwriter severally represents, warrants and undertakes to each other and the Company and the Seller that:

         (a) it understands and agrees that the Offer Shares have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, US persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; it and its affiliates (as defined in Rule 501(b) under the Securities Act) have not offered or sold, and will not offer or sell, any Offer Shares (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Offer Shares and the last date on which Offer Shares are delivered(the "DISTRIBUTION COMPLIANCE PERIOD"), except in accordance with Rule 903 of Regulation S under the Securities Act, provided, however, that only Credit Suisse First Boston Corporation, Goldman Sachs International, Goldman Sachs & Co or Salomon Brothers International Limited or their authorised US affiliates (as defined in Rule 501(b) under the Securities
                  Act) who are broker-dealers registered under the Exchange Act may offer and sell Offer Shares in the United States to persons who they reasonably believe are qualified institutional buyers in transactions exempt from the registration requirements of the Securities Act; it agrees that, at or prior to confirmation of a sale of the Offer Shares, the Underwriter will have sent to each distributor, dealer, or person receiving a selling concession, fee or other remuneration that purchases the Offer Shares from it during the Distribution Compliance Period a confirmation or notice to substantially the following effect:

                           "The securities covered hereby have not been registered under the US Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, US persons, (i) as part of their distribution at any time, and (ii) otherwise until 40 days after the later of the date of the commencement of the offering of the Offer Shares and the last date on which Offer Shares are delivered, except in either case in accordance with Regulation S (or Rule 144A, if available) under the Securities Act. Terms used above have the meanings given to them in Regulation S under the Securities Act."

                  Terms used in this paragraph (a) have the meanings given to them by Regulation S;

         (b) neither it nor its affiliates (as defined in Rule 501(b) under the Securities Act), nor any persons acting on its or their behalf, has engaged or will engage in any directed selling efforts (as defined in Regulation S) with respect to the Offer Shares, and it and they have complied and will comply with the offering restrictions requirement of Regulation S; and

         (c) neither it nor its affiliates (as defined in Rule 501(b) under the Securities Act), nor any persons acting on its or their behalf, has engaged or will engage in any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) in connection with any offer or sale of the Offer Shares in the United States.

15.      LIMITS ON LIABILITY

(1) The following limits apply to the liability of the Company and the Seller (as the case may be) under this agreement.

(2) None of the limitations contained in this clause 15 shall apply to any claim against the Seller or the Company which arises as a result of the fraud or wilful default of the Seller or the Company, as the case may be.

(3) Save to the extent that the Company has failed to comply with any of its obligations under this agreement (and without prejudice to any rights the Seller may have under the Separation Agreement), the Seller shall not seek to recover any amount from any Group company or any of its officers or employees in connection with any claim or matter arising out of this agreement, or seek to set off against, or to withhold from, any sum owing to any Group company or any of its officers or employees any amount owing by any Group company or any of its officers or employees in connection with any such claim or matter.

(4) If the Seller or the Company (as the case may be) pays to the Sponsor and/or the Underwriters an amount in respect of any liability under clause 13 or clause 17 and the Sponsor and/or the Underwriters subsequently recover from a third party a sum which is directly referable to such liability and which is, when added to the amount paid by the Seller or the Company (as the case may be), in excess of the total losses incurred by the Sponsor and/or Underwriters in respect of any breaches of clause 13 or under clause 17 giving rise to such liability and in respect of all other valid claims made pursuant to this agreement, the Sponsor and/or Underwriters shall repay to the Seller or the Company (as the case may be) an amount equal to such excess after deducting all reasonable costs, charges and expenses incurred by the Sponsor and/or Underwriters in recovering that sum from the third party and after deducting any amount incurred or paid by the Sponsor and/or Underwriters for Tax (or after compensating the Sponsor and/or Underwriters for the loss of any relief or allowance) in respect of such sum.

(5) The Company shall not have any liability under this agreement to the Sponsor and/or Underwriters in respect of any breach by the Seller of the provisions of clause 3 nor is the Seller to have any liability under this agreement to the Company save as expressly set out in clauses 3 and 13.

(6) The limits on liability contained in this clause 15 do not, for the avoidance of doubt, affect or otherwise limit the liability of the Seller or the Company under the Financial Services Act 1986 or any legislation applicable to the Global Offer or at common law.

(7) No party to this agreement shall be entitled to recover damages or obtain payment, reimbursement, restitution or indemnification more than once in respect of the same shortfall, damage, deficiency or loss in respect of claim(s) under this agreement or, as the case may be, the Sponsor's Agreement.

16.      TERMINATION

(1) Subject to subclauses (3) and (4), no party shall have any further rights or obligations under this agreement if any of the circumstances mentioned in subclause (2) occurs and, before Admission becomes effective, CFSB Equities (on behalf of the Underwriters) serves on the Company a notice (a "TERMINATION NOTICE") which states that CFSB Equities is bringing this clause into operation and briefly describes the main events or matters that CFSB Equities considers are relevant for the purposes of subclause (2).

(2)      Those circumstances are if:

         (a) the Company, the Seller or the Guarantor fails to comply with any obligation under this agreement or otherwise relating to the Global Offer and CSFB Equities (on behalf of the Underwriters) is of the opinion that such failure to comply is material in any respect in the context of the Global Offer; or

         (b) CSFB Equities (on behalf of the Underwriters) is of the opinion that:

                  (i) any of the statements set out in clauses 3(1), (2) or (3) or Schedule 4 is untrue, incorrect or misleading in any material respect in the context of the Global Offer; or

                  (ii) an event has occurred, or is likely to occur, and that in the light of that event any of those statements would be untrue, incorrect or misleading in any material respect in the context of the Global Offer were it to be made immediately before the service of the termination notice and with reference to the circumstances then existing; or

                  (iii) any of the representations or warranties contained in clauses 3, 13 and Schedule 4 is untrue, incorrect or misleading in any material respect in the context of the Global Offer if deemed to be repeated as at the Settlement Date; or

         (c) without prejudice to paragraph (b), CSFB Equities (on behalf of the Underwriters) is of the opinion that an event has occurred, or is likely to occur, and that the event:

                  (i) constitutes or (if it occurs) will constitute a significant change or new matter which is material in the context of the Global Offer; or

                  (ii) is or (if it occurs) will be material in the context of any assumption or other matter relevant to any forecast or statement about prospects in the Prospectuses; or

         (d) if at any time before 9.00 a.m. (London time) on the Settlement Date CSFB Equities (on behalf of the Underwriters) is of the opinion that on or after the date hereof any of the following has occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the London Stock Exchange; (ii) a general moratorium on commercial banking activities in London or New York declared by the relevant authorities; (iii) a change or development involving a prospective change in Tax affecting the Group, the Shares or the transfer thereof or the imposition of exchange controls by the United Kingdom or the United States; (iv) the outbreak or escalation of hostilities involving the United Kingdom or the United States, or the declaration by the United Kingdom or the United States of a national emergency or war, if the effect of any such event specified in this subclause (d)(iv) in the judgement of the Underwriters makes it impracticable or inadvisable to proceed with the Global Offer or the delivery of the Shares on the terms and in the manner contemplated in the Prospectuses; or
                  (v) such a change, whether or not foreseeable at the date of this agreement, in national or international finance, political, economic or market conditions (including disruption to trading on any stock exchange or in any over the counter market) or currency exchange rates or exchange controls as would in CSFB Equities' (on behalf of the Underwriters) reasonable view be likely to prejudice the Global Offer and distribution of the Shares or dealing in the Shares in the secondary market.

         In this sub-clause references to an event occurring include a state of affairs developing and events anywhere in the world; and in paragraph
         (d) "MARKET CONDITIONS" means conditions regarding equities in the sector to which the Company belongs or conditions regarding equities generally.

(3) If a termination notice is served, the Seller shall forthwith pay to the Underwriters the sum which the notice specifies is the aggregate amount of all expenses falling within clause 12 incurred by the Underwriters as at the date on which the termination notice is served (or at any earlier date that is specified in the notice).

(4)      Clauses 1, 9, 12, 13, 15, 16, 17, 19, 20, 23, 24 and 25 of this agreement shall remain in full force notwithstanding a termination notice. A termination notice shall not affect any party's accrued rights in connection with any breach of this agreement or otherwise and, in particular, in relation to clauses 13 and 17, and, in respect of any claim against the Guarantor, clause 19.

(5) A termination notice may be served by one of the methods prescribed by clause 24.

17.      GENERAL INDEMNITY

(1) No claim may be made by the Company, the Seller or the Guarantor against the Underwriters or any of their respective affiliates (as defined by Rule 501(b) of Regulation D under the Securities Act) or any person who controls any Underwriter within the meaning of section 15 of the Securities Act or section 20 of the Exchange Act or any of their respective directors, officers, employees or agents (each an "INDEMNIFIED PERSON") to recover any damage or expense which the Company, the Seller or the Guarantor may suffer by reason of or arising out of the performance of the Underwriters' obligations under this agreement or otherwise in connection with the Global Offer, the despatch of the Offer Documents or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Offer Document, or any amendment or supplement thereto, or in connection with any omission or alleged omission to state therein a material fact necessary to make any statement therein not misleading, except to the extent that the damage or expense is agreed by a relevant settlement or determined by a court of competent jurisdiction to have arisen out of or be based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offer Document, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(2) In consideration of the Underwriters agreeing to underwrite the Global Offer on the terms of this agreement, the Company and the Seller (jointly and severally) undertake with each Indemnified Person, to fully and effectively indemnify each Indemnified Person from and against all claims, actions, demands, proceedings, liabilities and judgements (joint or several) ("CLAIMS") made or established against any Indemnified Person (and against all losses, damages, charges or expenses (joint or several) ("LOSSES") which an Indemnified Person may suffer or incur) insofar as such claims or losses (or actions in respect thereof) arise out of or are based upon:

         (i) any untrue statement or alleged untrue statement of a material fact contained in any Offer Document, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact necessary to make any statement therein not misleading; or

         (ii) any breach or alleged breach by the Seller or the Company of their obligations hereunder (including without limitation any breach or alleged breach of any representations, warranties or undertakings contained or referred to in this agreement or any circumstances which constitute such a breach), and will in each case reimburse each Indemnified Person for any legal or other expenses (including any VAT properly chargeable on such expenses) reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, loss or claim as such expenses are incurred PROVIDED THAT neither the Company nor the Seller shall be liable in any such case to the extent that any such claim or loss is agreed by a relevant settlement or determined by a court of competent jurisdiction to have arisen out of or be based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Offer Document, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(3) CSFB Equities shall, as soon as reasonably practicable after it has become actually aware thereof, notify the Company and the Seller of any claim by an Indemnified Person pursuant to sub-clause (2) above (an "INDEMNIFIED CLAIM"), giving such reasonable details as are then known to it and appear to be relevant in relation to the Indemnified Claim, provided that any failure to notify shall not relieve any indemnifying person of any liability which it may have to any Indemnified Person. The Seller, the Company and each Director shall provide CSFB Equities with such information and assistance in relation to such Indemnified Claim (or in relation to any third party claims or other matter forming the basis of it) as CSFB Equities may reasonably require. Any Indemnified Person against whom any relevant claim shall be made shall be entitled to defend or otherwise deal with such claim as such Indemnified Person may see fit (after having consulted with and considered in good faith all reasonable requests which the Seller and the Company (as the case may be) may make) provided that such Indemnified Person shall not settle or compromise any such claim without the consent of the Seller and the Company (such consent not to be unreasonably withheld or delayed) unless (in the opinion of any Underwriter) any failure to settle or compromise may negatively affect the goodwill or reputation of any Indemnified Person (in which case no such consent shall be required).

(4) For the avoidance of doubt, no claim may be made by the Company or the Seller against any director, officer, employee or agent of any of the Sponsor or the Underwriters and/or of any of their respective affiliates in respect of any claim the Company or the Seller may have against the Sponsor, the Underwriters and/or any of their affiliates.

(5)      (a)      Any sum payable under the indemnities contained in subclause
                  (2) or under this subclause (5)(a) or subclause (5)(b) shall be paid without and free and clear of any deduction or withholding whatsoever save only as may be required by law. If any such deduction or withholding is required by law, the relevant payer shall, on the date the relevant payment is made, pay such additional amounts as may be necessary to ensure that the relevant Indemnified Person receives a net amount equal to the full amount which it would have received in the absence of any requirement to make a deduction or withholding.

         (b)      If any sum payable under the indemnity contained in subclause
                  (2), under subclause (5)(a) or under this subclause (5)(b) is chargeable to Tax (otherwise than by way of withholding or deduction), the relevant payer shall pay such additional amount as will ensure that after deduction of the Tax so chargeable there shall remain a sum equal to the amount that would otherwise have been payable.

         (c) To the extent that an Indemnified Person receives any Tax credit, allowance, repayment or relief as a result of the Seller or the Company (as the case may be) paying to the Indemnified Person an additional amount under subclause (a) as is referred to in paragraphs (a) or (b) above or as a result of the deduction or withholding giving rise to the payment of such additional amount or as a result of the Tax referred to in (b), the Indemnified Person shall pay to the Seller or the Company (as the case may be) so much of the economic benefit from that Tax credit, allowance, repayment or relief, together with any interest or repayment supplement, which the Indemnified Person has received as does not exceed such additional amount (any question as to the accrual or amount of any such economic benefit, the order and manner of making any claim for any Tax credit, allowance, repayment or relief, and the timing of any payment, being determined by the relevant Indemnified Person's auditors or the Sponsor's auditors, if the relevant Indemnified Person does not have auditors).

(6) In this clause 17 "LIABILITY" means any kind of liability, any kind of claim, demand or proceeding (including one made or commenced by the relevant person concerned) or any expense, whether incurred in connection with any claim, demand or proceeding, obtaining any form of advice or otherwise.

(7) Each Indemnified Person (other than CSFB Equities and the Underwriters) may with the prior written approval of CSFB Equities and the Underwriters enforce the terms of this clause against the Company, the Directors and the Seller under the Contracts (Right of Third Parties) Act 1999.

(8) The consent of each Indemnified Person (other than CSFB Equities and the Underwriters) is not necessary for any variation (including any release or compromise in whole or in part of any liability) or termination of this clause.

18.      STABILISATION

(1) On or before the Stabilisation Period End Date, to the extent permitted by applicable laws and regulations, CSFB Equities or its agents shall be entitled (but not obliged) to:

         (a) offer Shares in excess of the aggregate number otherwise required to be issued or sold under the Global Offer; and/or

         (b)      over-allocate Shares under the Global Offer or otherwise;
                  and/or

         (c)      create a short position in respect of the Shares; and/or

         (d) itself or through its agents, effect transactions in Shares or other securities in any securities market or over-the-counter market or on any stock exchange or otherwise with a view to stabilising or maintaining the price of the Shares or other securities at a level which might not otherwise prevail in the open market; and/or

         (e) hedge any positions in the Shares or other securities and cover or close-out or liquidate any such positions or hedging transactions (including, for the avoidance of doubt, by making sales of Shares or other securities); and

         (f) in order to effect or facilitate any such transactions of the kind referred to in sub-paragraphs (d) and (e), borrow in the name or for the account of any Underwriter,

         (any such transactions are referred to in this agreement as "STABILISATION TRANSACTIONS").

(2) In carrying out Stabilisation Transactions CSFB Equities shall act as principal and neither CSFB Equities nor its agents shall act as the agents of the Seller, the Sponsor or the Company, the Underwriters or any other person. Subject to this agreement, the exercise of the powers of CSFB Equities pursuant to subclause (1) (including, without limitation, the decision whether or not to exercise such powers) shall be at the absolute discretion of CSFB Equities and its agents and neither CSFB Equities nor any of its employees or agents shall be responsible or liable to, or owe any duties to, the Seller, the Company, the Directors, the Sponsor or any Underwriter or any other person in respect thereof (including, without limitation, in relation to the timing of any Stabilisation Transaction or the amount of any stabilisation loss).

(3) Subject to the terms and conditions of this agreement and as provided in clause 3(7), the Seller grants to CSFB Equities an option (exercisable from time to time) to purchase (or, if it so elects, procure purchasers for) and the Seller shall sell at the Offer Price, such number of additional Shares as, in aggregate, at 12 noon (London time) on the Stabilisation Period End Date (and in the event of notice of an election to purchase additional Shares being given prior to the Stabilisation Period End Date, references to the Stabilisation Period End Date shall be construed as references to the relevant date of such notice in relation to such election), equals X where:

                                  X=A-P+S1+S2-R

         and

         A = the number of Shares over-allocated by CSFB Equities (as notified to the Seller by CSFB Equities on or before the First Closing Date or Optional Closing Date, as the case may be) provided that A shall not in any event exceed 45,978,250 Shares in aggregate;

         P = the cumulative aggregate number of Shares ("STABILISATION SHARES") which CSFB Equities has, on or before the Stabilisation Period End Date, acquired or agreed to acquire in Stabilisation Transactions;

         S1 = the cumulative aggregate number of Stabilisation Shares in which CSFB Equities has ceased to have an interest within the meaning of section 208 of the Companies Act 1985 (but subject to section 209 of that Act);

         S2 = the number of Stabilisation Shares (if any) which, immediately prior to 12 noon (London time) on the Stabilisation Period End Date (but not earlier), does not fall to be included in S1, despite CSFB Equities or its agents having entered into agreements to sell them, solely as a result of those agreements not having been completed at that time; and

         R = such number of Shares as may be specified by written notice from CSFB Equities to the Seller not later than 12 noon (London time) on the Stabilisation Period End Date,

         provided that if S1 + S2 exceed P at the Stabilisation Period End Date, the amount of R must be at least equal to the amount of such excess, and provided further that CSFB Equities shall have the option exercisable by written notice to the Seller not later than 12 noon (London time) on the Stabilisation Period End Date to increase the number represented by X (as used above) by such number of Shares (not exceeding the Relevant Number, as defined below) as shall be specified in the notice, but provided that such notice shall not at any time result in X in aggregate exceeding 45,978,250 Shares (and shall from time to time be disregarded to the extent that it would otherwise have that effect). The "RELEVANT NUMBER" shall mean the number by which the Shares over-allocated by CSFB Equities (as notified to the Seller by CSFB Equities on or before the Closing Date) exceeds 45,978,250 Shares. This option may be cancelled by CSFB Equities by written notice given to the Seller not later than 12 noon (London time) on the Stabilisation Period End Date.

(4) CSFB Equities shall have the option (the "ADDITIONAL OPTION"), exercisable by written notice to the Seller not later than 12 noon (London time) on the Stabilisation Period End Date, to purchase and to require the Seller to sell at the Additional Option Price (as defined below) on the terms and conditions contained in this agreement such number of Shares ("ADDITIONAL OPTION SHARES"), if any, as at 12 noon (London time) on the Stabilisation Period End Date, are equal in number to 45,978,250 Shares minus A as defined above. "ADDITIONAL OPTION PRICE" in relation to a Firm Additional Option Share (as defined below) shall mean the higher of: (a) the Offer Price; and (b) the applicable mid-market price of a Share quoted on the London Stock Exchange Automated Quotation System at 3.30 p.m. (London time) on the business day immediately preceding the Stabilisation Period End Date.

         Such notices may only be given once and any notice of revocable exercise given pursuant to the provision below shall constitute such notice. The contract resulting from the exercise of the Additional Option is referred to in this Agreement as the "ADDITIONAL CONTRACT".

(5) CSFB Equities may by written notice to the Seller not later than 12 noon (London time) on the Stabilisation Period End Date require the Seller to transfer to it on the third business day following the Stabilisation Period End Date such number of Shares as is equal to the Firm Additional Option Shares (as defined below) on the terms set out above. The effect of any such notice given by CSFB Equities shall constitute a revocable exercise of the Additional Option.

(6) CSFB Equities may by one or more written notices given to the Seller not later than 12 noon (London time) on the Stabilisation Period End Date revoke, in respect of the number of Shares specified in such notice, any notice of revocable exercise given as mentioned above. The Shares in respect of which the revocable exercise of the Additional Option is so revoked shall no longer be subject to any agreement under the above provisions, and are referred to in this agreement as the "LAPSED ADDITIONAL OPTION SHARES". With effect from 12 noon (London time) on the Stabilisation Period End Date any notice of revocable exercise given pursuant to the above shall immediately become an irrevocable and absolute exercise of an option to acquire the number of Shares (the "FIRM ADDITIONAL OPTION SHARES"), being the Additional Option Shares less, if any, the total number of Lapsed Additional Option Shares.

(7) For the avoidance of doubt it is acknowledged that the aggregate number of Shares that may be sold pursuant to the Over-Allotment Option and any Additional Contract shall not exceed 45,978,250 Shares. CSFB Equities acknowledges that nothing in this clause 18 is intended to deprive the Seller of beneficial ownership of the Shares or the Additional Option Shares for any purpose, prior to such beneficial ownership passing upon irrevocable exercise of the Over-Allotment Option or Additional Option (as appropriate), but without prejudice to the implications of any stock lending arrangement entered into by the Seller in respect of such Shares.

(8) Shares purchased pursuant to any Additional Contract shall be held solely for long term investment purposes and, accordingly, CSFB Equities undertakes to the Seller that none of the Shares acquired by it pursuant to any Additional Contract, and no interest in any of such Shares, may be disposed of by it until the expiry of two years after the Stabilisation End Date (except with the prior written consent of the Seller).

(9) Each time for the delivery of and payment for the Optional Shares, being referred to in this clause as an "OPTIONAL CLOSING DATE", which may be the First Closing Date shall be determined by CSFB Equities but shall be not later than three full business days after written notice of election to purchase Optional Shares is given. On any date notice of election to purchase Optional Shares is given, the Seller shall deliver to CSFB Equities a signed CREST transfer form deed and accompanying certificates representing the applicable Optional Shares against payment on the applicable Optional Closing Date of the purchase price in pounds sterling, with respect to the Optional Shares in same day funds, by wire transfer to an account or accounts designated by the Seller, such account being at a bank acceptable to CSFB Equities, save in each such case to the extent an off-set notice ("OFF-SET NOTICE") is served in accordance with the following provisions. In the event that, at the time of service of a notice of election to purchase Optional Shares there remains outstanding any stock borrowing arrangement (the "STOCK BORROWING AGREEMENT") between the Seller and CSFB Equities in respect of Shares, then either CSFB Equities or the Seller may at any time being not less than two full business days before the relevant Optional Closing Date, serve an Off-Set Notice in writing to the other requiring that the Seller's obligation to deliver Optional Shares at the Optional Closing Date shall be discharged, in respect of such number of Optional Shares as may be specified in such Notice, by the delivery by the Seller to CSFB Equities of a duly executed deed of release ("DEED OF RELEASE") in favour of CSFB Equities releasing it in full from all obligations under the Stock Borrowing Agreement in respect of such specified number of Shares, including in particular the obligation of CSFB Equities to redeliver the specified number of Shares to the Seller but excluding any obligation to pay any stock borrowing fee to the Seller; provided always that the Seller and CSFB Equities may not serve an Off-Set Notice in respect of Optional Shares to the extent that the number of Optional Shares the subject of such notice exceeds the number of Shares the subject of the Stock Borrowing Agreement. Any delivery by the Seller of a Deed of Release shall be made against payment on the applicable Optional Closing Date of the applicable purchase price in pounds sterling, in same day funds by wire transfer to an account or accounts designated by the Seller, such account being at a bank acceptable to CSFB Equities.

19.      GUARANTEE

(1) In consideration of, inter alia, the Underwriters agreeing to underwrite their respective allocations, the Sponsor and CSFB Equities agreeing to act in respect of the Global Offer and the Company and the Directors undertaking their respective obligations under this agreement, the Guarantor irrevocably and unconditionally:

         (a) as principal obligor guarantees to the Sponsor and each of the Underwriters prompt performance by the Seller of all its obligations under this agreement including without limitation those under clauses 3, 13 and 17;

         (b) as principal obligor guarantees to the Company prompt performance by the Seller of all its obligations under clauses 3 and 13;

         (c) undertakes with the Sponsor and each of the Underwriters that whenever the Seller does not pay any amount when due under this agreement, the Guarantor shall forthwith on demand by the relevant party pay that amount as if the Guarantor instead of the Seller were expressed to be the principal obligor;

         (d) undertakes with the Company that whenever the Seller does not pay any amount when due under clause 3 or clause 13, that the Guarantor shall forthwith on demand by the relevant party pay that amount as if the Guarantor instead of the Seller were expressed to be the principal obligor;

         (e) indemnifies the Sponsor and each of the Underwriters on demand against any loss or liability suffered by any of them if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal;

         (f) indemnifies the Company on demand against any loss or liability suffered by any of them if any obligation guaranteed by the Guarantor is or becomes unenforceable, invalid or illegal; and

         (g) as principal obligor guarantees to CSFB Equities prompt performance by the Seller of all its obligations under the Stock Lending Agreement.

(2) This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Seller under this agreement, regardless of any intermediate payment or discharge in whole or in part. For the avoidance of doubt (and subject to clause 19(5) below) the Guarantor shall only be liable under the terms of this guarantee to the extent that the Seller has an outstanding obligation to the Sponsor [or the Underwriters or the Company (as the case may be) which has not been performed by the Seller.

(3)      (a)      Where any discharge (whether in respect of the obligations of the Seller or any security for those obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of the Guarantor under this agreement shall continue as if the discharge or arrangement had not occurred.

         (b) The Sponsor, the Underwriters, the Company and the Directors may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

(4) The obligations of the Guarantor under this agreement will not be affected by an act, omission, matter or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this agreement or prejudice or diminish those obligations in whole or in part, including (whether or not known to it or the Sponsor, the Underwriters, the Company or the Directors (or any of them)):

         (a) any time or waiver granted to, or composition with, the Seller or other person;

         (b) the release of the Seller or any other person under the terms of any composition or arrangement with any creditors of any person;

         (c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Seller or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

         (d) any incapacity or lack of powers, authority or legal personality of or dissolution or change in the members or status of the Seller or any other person;

         (e) any variation (however fundamental) or replacement of this agreement or any other document so that references to this agreement in this agreement shall include each variation or replacement;

         (f) any unenforceability, illegality or invalidity of any obligation of any person under this agreement or any other document, to the intent that the Guarantor's obligations under this agreement shall remain in full force and its guarantee be construed accordingly, as if there were no unenforceability, illegality or invalidity; or

         (g) any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of the Seller under this agreement resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order so that each such obligation shall for the purposes of the Guarantor's obligations under this agreement be construed as if there were no such circumstance.

(5) The Guarantor waives any right it may have of first requiring the Sponsor, the Underwriters or the Company (as the case may be) to proceed against or enforce any other rights or security or claim payment from any person (including without limitation the Seller, the Company or the Directors) before claiming from the Guarantor under this agreement.

(6) The Guarantor undertakes and represents to the Seller, the Company, the Sponsor and to each Underwriter that the execution of this agreement by it has been duly authorised by it and this agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms and that all corporate approvals and authorisations required by it for the execution of this agreement and the performance of its terms have been obtained, are unconditional and are in full force and effect.

20.      VAT

(1) Whenever a person is obliged to pay any fee, commission or other sum to any Underwriter or the Sponsor under this agreement for any supply of services rendered by the relevant Underwriter or the Sponsor to that person and any VAT is properly charged on it that person shall also pay to the relevant Underwriter or the Sponsor (as the case may be) an amount equal to that VAT on receipt of a valid VAT invoice.

(2) Whenever a person is obliged to pay a sum to any Underwriter or the Sponsor under this agreement as reimbursement for any fee, cost, charge or expense (the "RELEVANT COST") that person shall also pay to the relevant Underwriter or the Sponsor (as the case may be) an amount which:

         (a) if for VAT purposes the Relevant Cost is consideration for a supply of goods or services made to the Underwriter or Sponsor and the Underwriter or Sponsor does not charge VAT on it under subclause (1), is equal to any input VAT incurred by the Underwriter or Sponsor on that supply which the Underwriter or Sponsor certifies that it is unable to recover from any Tax authority (whether by repayment or credit); and

         (b) if for VAT purposes the Relevant Cost is a disbursement incurred by the Underwriter or Sponsor as agent on behalf of that person (other than in circumstances where the Underwriter or Sponsor acts as agent within the meaning of section 47(3) of the Value Added Tax Act 1994 and other than in circumstances where any Tax authority treats the supply in respect of which the disbursement was incurred as a supply to the Underwriter or Sponsor acting as agent by virtue of that sub-section), is equal to any VAT paid on the Relevant Cost by the Underwriter, and, in the case of a payment under paragraph (b) above, the Underwriter shall use reasonable endeavours to procure that the actual supplier issues, a valid VAT invoice directly to that person.

21.      COMPLIANCE

(1) The Company shall comply up to the Announcement Date with applicable statutory requirements, including those referred to in subclause (2), and all requirements of the Listing Rules (including those of the model code on directors' dealings in securities), the Combined Code, the admission and disclosure standards published by the London Stock Exchange, the CREST Rules and other requirements relating to CREST and the requirements of the City Code which affect the Company.

(2) The statutory requirements for the purposes of subclause (1) are those of the Companies Act 1985, Part V of the Criminal Justice Act 1993, the Act and the CREST Regulations.

(3) The Company shall use reasonable endeavours to comply up to the Announcement Date with the Combined Code so as to ensure that the Company is not required to make any statement in financial reports and/or accounts for the financial year ending 31st December, 2001 or any subsequent financial periods to the effect that it has not complied with any aspect of the Combined Code.

22.      NOTICES

(1) Any notice or document to be served under this agreement may be delivered or it may be sent by post or facsimile transmission to the party to be served at the relevant address specified in subclause (4) or at any other address or fax number which the party to be served may have notified to the other parties in accordance with this clause. Any notice or other document sent by post shall be sent by prepaid first class recorded delivery post (if within the United Kingdom) or by prepaid airmail (if elsewhere).

(2)      Any such notice or document shall be deemed to have been served:

         (a)      if delivered, at the time of delivery; or

         (b) if sent by post, at 10.00 a.m. on the second Business Day after the day it is posted if sent within the United Kingdom, or at 10.00 a.m. (local time at the place of destination) on the fifth Business Day after it was put into the post if sent by airmail; or

         (c) if sent by facsimile transmission, at the expiration of 2 hours after the time of despatch, if despatched before 3.00 p.m. (local time at the place of destination) on any Business Day and in any other case at 10.00 a.m. (local time at the place of destination) on the Business Day following the date of despatch.

(3) In proving service it shall be enough to prove that delivery was made, that the envelope containing the notice or document was properly addressed and posted (either by prepaid first class recorded delivery post or by prepaid airmail, as the case may be) or that the facsimile transmission was properly addressed and despatched, as the case may be.

(4) The following are the addresses and fax numbers of the Company, the Directors, the Seller and the Sponsor for the purposes of subclause (1):

         THE COMPANY                                THE SELLER

         39-41 Parker Street                        Spherion (Europe), Inc.
         London WC2B 5LM                            2050 Spectrum Boulevard
                                                    Fort Lauderdale
                                                    Florida 33309, USA

         Fax: 0207 430 2011                         Fax: 001 954 351 8117

         Marked for the attention of:               Marked for the attention of:
         Finance Director                           General Counsel

         THE SPONSOR AND THE UNDERWRITERS           THE GUARANTOR

         20 Columbus Courtyard                      Spherion Corporation
         London                                     2050 Spectrum Boulevard
         E14 4QJ                                    Fort Lauderdale
                                                    Florida 33309, USA

         Fax: 020 7943 2452                         Fax: 001 954 351 8117

         Marked for the attention of:               Marked for the attention of:
         Ben Phillips                               General Counsel

23.      AMENDMENTS

(1) Subject to subclause (2), this agreement may be amended by agreement in writing between any executive Director on behalf of the Company, any executive officer on behalf of the Seller or the Guarantor and any director of the Sponsor on its behalf and on behalf of the Underwriters.

(2) An amending agreement does not need to be signed on behalf of the Seller or the Guarantor or the Company if the amendment which it makes does not affect in any material respect the position under this agreement (or the other document being amended) of the Seller, Guarantor or Company (as the case may be).

(3) Subclauses (1) and (2) also apply to any document in an Agreed Form, any other document connected with this agreement or the Global Offer and to any amending agreement entered into under subclause (1).

24.      SUPPLEMENTAL

(1) Time shall be of the essence as regards any date or period originally fixed in this agreement or altered by this agreement.

(2) The Guarantor, the Company and the Seller undertake with the Sponsor and the Underwriters to do all within their power to ensure that the other Group companies comply with those provisions of this agreement which are applicable to them.

(3) Nothing in this agreement excludes or restricts any right or remedy under the general law (including the Act) of the Sponsor or the Underwriters and the rights and remedies of the Sponsor and the Underwriters under this agreement are cumulative.

(4) None of the rights or obligations under this agreement may be assigned or transferred without the written consent of the other parties.

(5) It is acknowledged by the Seller that nothing in this agreement constitutes the giving of investment advice by the Sponsor to the Seller.

(6)      In this agreement:

         (a)      "LIABILITIES" includes obligations; and

         (b) unless otherwise stated, references to time are to United Kingdom time.

(7) Except as expressly stated in this agreement, a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

(8)      (a)      Subject to sub-clause (b) below this agreement contains the whole agreement between the parties relating to the matters contemplated by this agreement and supersedes all previous agreements between the parties relating to these matters.

         (b) Notwithstanding the provisions of sub-clause (a) above, the Sponsor's Agreement and the Engagement Letters shall remain in full force and effect in relation to the parties to them.

(9) This agreement may be executed in any number if counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

(10) This agreement is governed by and shall be construed in accordance with English law and each of the parties irrevocably submits to the exclusive jurisdiction of the English courts for all purposes relating to this agreement. Each of the Seller and the Guarantor irrevocably appoints Herbert Smith of Exchange House, Primrose Street, London EC2A 2HS (F.A.O. Head of Litigation) to act as its respective agent for service of process out of the English courts in relation to all matters arising out of this agreement.

AS WITNESS the hands of the parties (or their duly authorised representatives) on the date which appears first on page 1.

                                   SCHEDULE 1

                                   THE SELLER

      (1)                              (2)                  (3)                   (4)                           (5)
NAME AND ADDRESS             NUMBER OF SHARES HELD     NUMBER OF SALE     NUMBER OF SHARES SUBJECT    CONSIDERATION UNDER GLOBAL
                             OR TO WHICH ENTITLED      SHARES TO BE       TO OPTION IN ACCORDANCE     OFFER (BEFORE DEDUCTION OF
                             IMMEDIATELY PRIOR TO      SOLD               WITH CLAUSE 3(7)            COMMISSION, EXPENSES AND
                             LISTING                                                                  STAMP DUTY, SDRT)



SPHERION (EUROPE) INC.       375,000,000               306,521,750        45,978,250

2050 Spectrum Boulevard,
Fort Lauderdale, Florida
33309, USA

                                   SCHEDULE 2

                                 INTERPRETATION

(1)      In this agreement:

         "ACT" means the Financial Services Act 1986;

         "ADMISSION" means the Listing and Admission to Trading;

         "ADMISSION TO TRADING" means the proposed admission of the Shares to trading on the market for listed securities of the London Stock
         Exchange:

         "AFFILIATE" means (save where used in the context of the Securities
         Act) in relation to any party, any subsidiary undertaking or parent undertaking of that party and any other subsidiary undertaking of that parent undertaking;

         "ANNOUNCEMENT DATE" means the date of announcement of the preliminary results of the Group for the financial year ending on or about 31st December, 2001;

         "APPLICATION FORMS" means the application forms for Sale Shares in connection with each of the Priority Offer, the Retail Offer and the Employee Offer;

         "BID" means a firm indication of interest in purchasing shares in the Institutional Offer communicated to an Underwriter by or on behalf of a prospective purchaser which on its face is valid and binding, according to its terms, on the prospective purchaser and which was not withdrawn prior to the Closing Date;

         "BROKER" means DLJ direct Limited;

         "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks in London are open for general business;

         "CITY CODE" means The City Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers;

         "CLOSING DATE" means 27th March, 2001 being the final date on which Application Forms and Bids were accepted by the Company and the Underwriters (as the case may be) in the Global Offer;

         "COMBINED CODE" means the combined code as defined in and appended to the Listing Rules;

         "COMMENCEMENT OF DEALINGS" means the commencement of unconditional dealings in the Shares, with the authority of the London Stock Exchange and the UK Listing Authority, on the market for listed securities of the London Stock Exchange;

         "CREST" means the system enabling title to securities to be evidenced and transferred in dematerialised form operated by CRESTCo Limited;

         "CREST ACCOUNT" means a securities account held within CREST;

         "CREST REGULATIONS" means the Uncertificated Securities Regulations
         1995;

         "CREST RULES" means those rules made by CRESTCo Limited with respect to the provision of CREST;

         "CSFB EQUITIES" means Credit Suisse First Boston Equities Limited of One Cabot Square, London E14 4QJ;

         "CSFB NOMINEE" means CSFB Equities Nominees Limited;

         "DIRECTOR" means a director of the Company;

         "EMPLOYEE LETTER" means the letter from the Company to employees dated 5th March, 2001 in relation to the Employee Offer;

         "ENGAGEMENT LETTERS" means the Spherion Engagement Letter and the Michael Page Engagement Letter;

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended;

         "FINAL PROSPECTUS" means the supplementary prospectus in the Agreed Form to be published pursuant to section 147 of the Act (as applied by section 154A of the Act) to announce, amongst other things, the Offer Price;

         "FORMAL NOTICES" means the formal notices required under paragraph 8.7 of the Listing Rules in the Agreed Form and "FORMAL NOTICE" means any of them;

         "GLOBAL OFFER" means the Institutional Offer, the Priority Offer, the Retail Offer and the Employee Offer;

         "GROUP" means the Company and its subsidiary undertakings and "GROUP COMPANY" means any of them;

         "GUARANTEE" means the guarantee given by the Guarantor in clause 19;

         "INSTITUTIONAL OFFER SHARES" means those Sale Shares offered pursuant to the Institutional Offer, as set out in Schedule 3;

         "LAST ACCOUNTS DATE" means 31st December, 2000;

         "LISTING" means the proposed admission of the Shares to the Official List in accordance with the Listing Rules;

         "LISTING RULES" means those rules made by the UK Listing Authority under section 142 of the Act;

         "LONDON STOCK EXCHANGE" means London Stock Exchange plc;

         "LONG FORM REPORT" means the long form report on the Group dated on or around 5th March, 2001prepared by Deloitte & Touche and addressed to the Company and the Sponsor and CSFB Equities (on behalf of the Underwriters);

         "MICHAEL PAGE ENGAGEMENT LETTER" means the engagement letter dated 5th March, 2001 between the Sponsor and the Company;

         "OFFER DOCUMENTS" means the Prospectuses, the Formal Notices, the Priority Letter, the Employee Letter, the Application Forms, the Placing Letter, the Press Announcements and any other press announcements relating to the Company's intention to float, the issues of any of the foregoing or Admission;

         "OFFER PRICE" means 175 pence  for each Sale Share;

         "OFFER SHARES" means the Sale Shares and any Shares sold pursuant to the option in favour of CSFB Equities set out in clause 3(7);

         "OFFICIAL LIST" means the Official List of the UK Listing Authority;

         "PLACEE" means a person from whom one of the Underwriters accepts a Bid in the Institutional Offer to purchase Institutional Offer Shares and to whom Institutional Offer Shares are allocated pursuant to the Institutional Offer;

         "PLACING LETTER" means the invitation telex and form of confirmation in relation to the Institutional Offer in the Agreed Form;

         "PRESS ANNOUNCEMENTS" means the press announcements in the Agreed Form;

         "PRICE RANGE PROSPECTUS" means the price range prospectus published on 5th March, 2001 relating to the Global Offer;

         "PRIORITY LETTER" means the letter from the Company dated 5th March, 2001 in relation to the Priority Offer;

         "PROSPECTUSES" means the Final Prospectus and the Price Range Prospectus and "PROSPECTUS" means any of them;

         "QUALIFIED INSTITUTIONAL BUYER" has the meaning given under Rule 144A of the Securities Act;

         "REGISTRARS" means Capita IRG plc, acting as registrars and the receiving bank in connection with the Global Offer;

         "REGULATION S" means Regulation S under the United States Securities Act of 1933, as amended;

         "RULE 144A" means Rule 144A under the United States Securities Act of 1933, as amended;

         "SALE SHARES" means the 306,521,750 Shares which the Seller is to sell under this agreement and pursuant to the Global Offer, as set out in
         Schedule 1;

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended;

         "SELLER'S POWER OF ATTORNEY" means the Seller's power of attorney in the Agreed Form;

         "SEPARATION AGREEMENT" means the separation agreement dated 5th March, 2001 between the Company, the Seller and the Guarantor;

         "SETTLEMENT DATE" means the date Admission becomes effective (expected to be 2nd April, 2001);

         "SHARES" means the issued ordinary shares of one pence each in the capital of the Company;

         "SHORT FORM REPORT" means the short form reports on the Group prepared by Deloitte & Touche and contained in Part IV of the Price Range Prospectus;

         "SIGNIFICANT CHANGE OR NEW MATTER" means a significant change or significant new matter to which section 147 of the Financial Services Act 1986 (as applied by section 154A of the Act) applies in the context of the Global Offer;

         "SPHERION ENGAGEMENT LETTER" means the engagement letter dated 13th October, 2000 between the Sponsor and the Guarantor;

         "STABILISATION PERIOD END DATE" means the 30th day after the Settlement Date;

         "STATEMENT" includes any forecast or estimate and any expression of opinion, belief, expectation, intention or policy;

         "STOCK LENDING AGREEMENT" means a stock lending agreement between the Seller and CSFB Equities dated the Settlement Date;

         "SUBSIDIARY UNDERTAKING" AND "PARENT UNDERTAKING" shall have the meaning given in section 258 of the Companies Act 1985;

         "TAX" means all taxes, levies, imposts, duties or charges of a fiscal nature whether of the United Kingdom or elsewhere, together with all penalties, charges and interest relating to any of the foregoing and regardless of whether the person concerned is primarily liable or not, including (without limitation) corporation tax, advance corporation tax, income tax, capital gains tax, value added tax, national insurance contributions, capital duty, stamp duty, SDRT, inheritance tax and all other taxes on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added, and personal property;

         "TAX AUTHORITY" means any taxing or other authority whether within or outside the United Kingdom competent to impose any liability to Tax;

         "TAXES ACT" means the Income and Corporation Taxes Act 1988;

         "US PERSON" means a US person with the meaning of Regulations;

         "VAT" means UK value added tax chargeable under the Value Added Tax Act 1994, any similar tax imposed to implement the Sixth Council Directive of 17 May 1977 (77/388/EEC) within the European Union and any similar tax on value added imposed by any country outside the European Union; and

         "VERIFICATION NOTES" means the notes verifying the information in the Prospectuses in the Agreed Form.

(2) References in this agreement to Admission becoming effective are references to it becoming effective in accordance with paragraph 7.1 of the Listing Rules and paragraph 2.1 of the admission and disclosure standards published by the London Stock Exchange.

(3) Any reference in this agreement to a person being connected with another person is to be construed in accordance with section 839 of the Income and Corporation Taxes Act 1988.

(4) If a supplementary prospectus (other than the Final Prospectus) is published in connection with the Global Offer, references in this agreement to the Prospectuses (or any of them) are, as the context permits, to be read as references to:

         (a)      the supplementary prospectus; or

         (b) the Prospectuses (or either of them) and the supplementary prospectus taken together.

(5) References in this agreement to expenses include costs, charges and expenses of every description.

(6) References to any arrangement related to the Global Offer include any promotional, underwriting, stabilisation or distribution arrangement, transaction or action which is related to the Global Offer.

(7)      References, express or implied, to an enactment includes references to:

         (a) that enactment as re-enacted, amended, renumbered, extended or applied by or under any other enactment (before or after the signature of this agreement);

         (b) any enactment which that enactment re-enacts (with or without modification); and

         (c) any subordinate legislation made (before or after the signature of this agreement) under that enactment, as re-enacted, amended, renumbered, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (b) above, and for the avoidance of doubt "enactment" includes any rule, regulation or requirement of the London Stock Exchange, the Securities and Investments Board, any Self Regulating Organisation and any other body or authority acting under the authority of any enactment, and any legislation in any jurisdiction.

(8) Where any statement is qualified by the expression "so far as each of the Seller/Company Directors is aware" or any similar expression that statement shall be deemed to include an additional statement that it has been made after due and careful enquiry (unless otherwise expressly stated).

(9) Where any obligation, representation, warranty or undertaking in this agreement is required to be made, undertaken or given by two or more of the Underwriters they shall be severally (and not jointly) responsible in respect of it unless otherwise stated.

(10) References to "OPINION" or "OPINIONS" include expressions of belief, expectation, intention and policy.

(11) References to an uncertificated share, or to a share being held in uncertificated form, shall mean a share which is or is to be recorded on the register of members of the Company as being held in uncertificated form, and any reference to a certificated share shall mean any share other than an uncertificated share.

(12)     References to "material" mean material in the context of the Global
         Offer.

(13) Paragraphs (1) to (12) of this schedule apply throughout this agreement, unless the contrary intention appears.

(14)     The headings in this agreement do not affect its interpretation.

                                   SCHEDULE 3

                            UNDERWRITING ALLOCATIONS

(1)                                                (2)
UNDERWRITER                                        NUMBER OF INSTITUTIONAL OFFER
                                                   SHARES

Credit Suisse First Boston Equities Limited
Goldman Sachs International
Deutsche Bank AG
Salomon Brothers International Limited
HSBC Bank plc
West LB Panmure Limited

                                   SCHEDULE 4

                   REPRESENTATIONS AND WARRANTIES TO BE GIVEN
                          BY THE SELLER AND THE COMPANY

1.       PROSPECTUS

(1)      With regard to each Prospectus:

         (a) all statements in each Prospectus and in the other Offer Documents are true and accurate and are not misleading;

         (b) without prejudice to subparagraph (a), each forecast and estimate and each expression of opinion, belief, expectation, intention or policy in each Prospectus or otherwise published or caused to be published by the Guarantor, the Seller or the Company in connection with the Global Offer is made on reasonable grounds after due and careful consideration and can be properly supported;

         (c) each Prospectus contains all the information specified by the Listing Rules or required by the UK Listing Authority as a condition of Admission;

         (d) each Prospectus contains all such information as (having regard to the matters referred to in section 146(3) and 154A of the Act) investors and their professional advisers would reasonably require, and reasonably expect to find there, for the purpose of making an informed assessment of:

                  (i) the assets and liabilities, financial position, profits and losses, and prospects of the Company and of the Group; and

                  (ii)     the rights attaching to the Shares,

                  being information which is within the knowledge of the Company, any Director or the Seller or the Guarantor or which it would be reasonable for any such person to obtain by making enquiries;

         (e) taken as a whole, each Prospectus gives a view of the Group, including its prospects, which is reasonable and not misleading; and

         (f) each Prospectus is not untrue or misleading by omission or by misstatement.

(2)      Without prejudice to the generality of subparagraph (1), subparagraph
         (1) applies to the material in each Prospectus which relates to:

         (a)      the Company's working capital and indebtedness;

         (b)      the trends in the Group's business since the Last Accounts
                  Date;

         (c)      the Group's financial position, profits and prospects; and

         (d)      the Directors.

(3) The financial information relating to the Group contained in the Short Form Report, the Price Range Prospectus and other financial information contained in each Prospectus gives a true and fair view of the profit and cash flow of the Group for each of the periods stated and of the state of affairs of the Group at the dates stated.

(4) The description in the Price Range Prospectus of the accounting policies which have been adopted in preparing the financial information referred to in sub-paragraph (3) is true and not misleading.

(5) No statement in the notes to any of the financial information referred to in sub-paragraph (3) is untrue or misleading and each opinion which those notes attribute to the Company or the Directors has been considered and agreed to by the Directors, is fair and reasonable, honestly held by them and can be properly supported.

(6) Deloitte & Touche who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

2.       CORPORATE MATTERS

(1) All of the issued share capital of each subsidiary of the Company has been duly authorised and validly issued and is fully paid and the share capital of each subsidiary is owned by the Company (directly or through subsidiaries or nominees) and free from liens, charges and encumbrances.

(2) The share capital of the Company will, upon Admission becoming effective, be as described in the Price Range Prospectus; all of the Sale Shares will upon Admission becoming effective be duly and validly authorised and issued and fully paid; all of the issued share capital of each other member of the Group has been duly and validly authorised and issued, is fully paid and not subject to further assessment and (except as disclosed in the Price Range Prospectus) is owned by the Company or one or more wholly-owned subsidiaries of the Company and is free of all encumbrances and third party rights and interests.

(3) Except as disclosed in the Prospectuses, no Group company is a party to any contract or arrangement (except those the subject of this agreement) under which any person is entitled, or could become entitled, to have allotted or issued to him any shares or other securities in any Group company.

3.       CAPACITY

(1) Save as referred to in the Prospectuses, the Guarantor, the Seller and the Company have power under their memoranda and articles of association (or equivalent documents) to effect the Global Offer in the manner proposed, and to enter into and perform this agreement, without any further sanction or consent by their respective members or any class of them and there is no consent required by the Guarantor, the Seller or the Company to effect the Global Offer which has not been unconditionally and irrevocably obtained, save for conditions that would be satisfied upon Admission becoming effective. Neither the Global Offer nor Admission will exceed or infringe any relevant laws, regulations or restrictions or the terms of any contract, obligation or commitment by or binding upon the Guarantor or the Seller or any Group company or result in the imposition or variation of any rights or obligations of the Guarantor or the Seller or any Group company.

(2) All consents, approvals, authorisations, orders, registrations, clearances and qualifications of or with any court or government agency or body having jurisdiction over the Seller or the Company or any of its subsidiaries or any of their properties or any stock exchange authorities required for the execution and delivery by the Seller or the Company of this agreement to be duly and validly authorised have been obtained or made and are in full force and effect.

4.       LONG FORM REPORT AND VERIFICATION NOTES

(1) All material information requested by Deloitte & Touche from any Group company for the purposes of the Long Form Report has been supplied and the Long Form Report is true and accurate in all material respects, and none of the Directors disagrees with any aspect of the Long Form Report.

(2) The opinions attributed to the Directors in the Long Form Report are fair and reasonable, are honestly held by the Directors and can be properly supported.

(3) The replies contained in the Verification Notes and any supporting documents to the Verification Notes have been approved by each of the Directors and are true and not misleading.

(4) All replies in the Verification Notes attributed to the Seller, the Company or any employee of the Seller or the Group and any supporting documents prepared by or on behalf of the Seller, the Directors or any employee of the Seller or the Group or the Company have been given or prepared in good faith and with due care and attention.

(5) All replies in the Verification Notes not given by the Company or the Directors and any supporting documents not prepared by or on behalf of the Directors or the Company have been given or prepared by persons considered by the Directors to have appropriate knowledge and responsibility to enable them properly to provide such replies or prepare such supporting documents.

(6) The statements of opinion attributed to the Directors or any employee of the Seller or the Group contained in the replies to the Verification Notes are fair and reasonable, are honestly held by the relevant person and can be properly supported.

(7) There are no other facts which are known to any of the Directors or any employee of the Seller or the Group which materially affect the accuracy or completeness of any of the replies contained in the Verification Notes.

5.       WORKING CAPITAL

         In respect of the report on the consolidated cash flow and working capital projections of the Group referred to in item (v) of Part A of
         Schedule 2 of the Sponsor's Agreement:

         (a) it has been prepared after due and careful enquiry and on the bases and assumptions stated in it which, after due enquiry, the Directors believe to be reasonable;

         (b) all statements of fact in it are true and accurate in all respects and not misleading in any respect;

         (c) all expressions of opinion contained in it are fair and reasonable, are, after due enquiry, honestly held by the Directors and can be properly supported;

         (d) there are no other facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of the report; and

         (e) the Company will have sufficient working capital for its present and future (in respect of at least 12 months after Admission) requirements having regard to existing bank balances and facilities available.

6.       NON-APPLICABILITY

         All statements made by, or on behalf of (acting on instructions and information supplied by any Group company), the Company in connection with any application to the UK Listing Authority for certain information to be omitted from the Prospectus are true and accurate and are not misleading in any respect and all relevant facts have been disclosed to the UK Listing Authority in connection therewith.

7.       CONFLICTS OF INTEREST

         The Prospectus contains all information concerning any actual or potential conflicts of interest between any Group company and any Director or any company of which any Director is a director or in which he has a material interest.

8.       POSITION SINCE LAST ACCOUNTS DATE

         Since the Last Accounts Date and except as disclosed in the Prospectus:

         (a) each Group company has carried on its business in the ordinary and usual course;

         (b) there has been no material change in the financial or trading position of any Group company;

         (c) no Group company has entered into any material contract or any arrangement of an unusual or onerous or long-term nature;

         (d) there have been no significant changes in (or any developments involving a probable significant prospective change in) or affecting the condition (financial or other), prospects, earnings, business affairs, management or properties of the Company or the Group, whether or not arising in the ordinary course of business; and

         (e) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree and, since the respective dates as of which information is given in the

                  Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries.

9.       CONTRACTS, ETC.

(1) Except as disclosed in the Prospectus, no Group company is a party to, or affected by, any contract or arrangement otherwise than by way of a bargain at arm's length, except contracts or arrangements to which the only parties are the Company and its wholly-owned subsidiaries and usual guarantees of the liabilities or obligations of the Company and its wholly-owned subsidiaries.

(2) Except as disclosed in the Prospectus, no contract or arrangement exists between the Company and any person who owns or has any interest in or rights in relation to any Shares (or any person who is connected with such a person) with regard to:

         (a)      the management of any business of any Group company; or

         (b) the appointment or removal of any of the directors of any Group company; or

         (c)      any other matter concerning any Group company or its affairs.

(3) There are no existing grounds for rescission, avoidance or repudiation of any material agreement or other material transaction to which any Group company is a party, none of such agreements or other transactions are invalid and no Group company has received notice of any intention to terminate any such agreement or repudiate or disclaim any such transaction.

(4) No event has occurred or is subsisting or is about to occur which constitutes or would with the giving of notice and/or lapse of time constitute a default, or result in the acceleration by reason of default, of any material obligation, under any agreement, undertaking, instrument or arrangement to which any Group company is a party or by which it or any of them or any of their respective properties, revenues or assets are bound or in the infringement by the Group of any rights held by third parties.

(5) So far as the Seller or the Company is aware no material supplier or client of any Group company has ceased or will cease to do business with the Group or reduce its custom with the Group as a result of the Global Offer.

10.      TAX

(1) The audited balance sheet of the Company and the audited consolidated balance sheet of the Group as at the Last Accounts Date make proper provision for, or properly disclose, all Tax liabilities which ought to be provided for or disclosed in accordance with generally accepted accounting principles applicable in the United Kingdom.

(2) Since the Last Accounts Date, no Group company has incurred any Tax liability which could reasonably be considered material in the context of the Global Offer except as a result of carrying on its business in the ordinary course. Since the Last Accounts Date, no accounting period (as defined in section 12 of the Taxes Act) of any Group company other than the Company has ended as referred to in section 12(3) of the Taxes Act. The Company ceased to trade on 28 February 2001 which brought a Tax accounting period to an end on that date.

(3) All Tax which could reasonably be considered material in the context of the Global Offer and which has become due from any Group company or for which any Group company has become obliged by law to account has been paid or accounted for in full.

(4) No claim (other than for Tax arising as a result of carrying on the business of the Group in the ordinary course) or dispute involving any Group company has been made by or arisen with the Inland Revenue, HM Customs and Excise or any other Tax authority (in the United Kingdom or elsewhere) which could reasonably be considered material in the context of the Global Offer. So far as the Company and each of the Directors is aware, there is no significant risk that such a claim will be made or that such a dispute will arise.

(5) Each Group company has made all returns, given all notices and supplied all information required to be supplied to all relevant Tax authorities; all such information was and remains complete and accurate in all material respects; all such returns and notices were and remain complete and accurate in all material respects and were made on a proper basis.

(6) No Group company is, and so far as the Seller or the Company is aware there are no circumstances by reason of which any Group company may, become liable to pay, to any Tax authority any penalty, fine, surcharge or interest in respect of Tax (including in respect of any failure to make any return, give any notice or supply any information to any relevant Tax authority or any failure to pay Tax on the due date for payment), which could reasonably be considered material in the context of the Global Offer.

(7) No material transaction in respect of which any consent, confirmation or clearance was required or sought from any Tax authority or in relation to which it would be usual to seek consent, confirmation or clearance from any Tax authority has been entered into or carried out by any Group company within the past six years without such consent, confirmation or clearance having first been properly obtained. All information supplied to any Tax authority or other appropriate authority in connection with any such consent, confirmation or clearance disclosed all facts and circumstances material to the giving of such consent, confirmation or clearance. Any transaction for which such consent, confirmation or clearance was obtained within the past six years has been carried out in all material respects in accordance with the terms of such consent, confirmation or clearance and the application on which the consent, confirmation or clearance was based and at a time when such consent, confirmation or clearance was valid and effective. No facts or circumstances have arisen since any such consent, confirmation or clearance was obtained which would cause the consent, confirmation or clearance to become invalid or ineffective.

(8) Each Group company is, to the extent required, registered for the purposes of VAT (or any equivalent Tax in any other relevant jurisdiction) and has complied in all material respects with the terms of legislation relating to VAT or such equivalent Tax.

(9) No Group company is or so far as the Seller or the Company is aware will become liable to pay, or make reimbursement or indemnity in respect of, any Tax in consequence of the failure by any other person other than any other member of the Group to discharge that Tax within any specified period or otherwise, where such Tax relates to income, profits or gains earned, accrued or received, or to any event or circumstance occurring or arising or deemed to occur or arise (whether wholly or partly) prior to Admission.

(10) All amounts required to have been paid to any Tax authority in respect of any employee (including any Tax deductible from any amounts paid to an employee and any national insurance, social fund or similar contributions required to be made in respect of employees) by a Group company up to the date hereof have been duly paid and each Group company has made all such deductions and retentions as should have been made under applicable laws or regulations.

(11) All duties, fees and penalties payable in respect of the capital of each Group company (including any premium over nominal value at which any share was issued) have been duly accounted for and paid.

(12) All documents in the possession or under the control of each Group company or to the production of which any Group company is entitled, and in the enforcement of which any Group company may be interested, have been duly stamped.

(13) Each Group company is and has at all times been resident for Tax purposes in its place of incorporation and is not and has not been treated as resident in any other jurisdiction for any Tax purpose (including any double Taxation arrangement).

11.      LITIGATION ETC.

(1) No Group company and no director of a Group company is or has since 1st March, 2000 been involved (in the United Kingdom or elsewhere) in any proceedings (as plaintiff or defendant) which (individually or in the aggregate), have or have had or (if determined adversely to such Group company or director) would have a significant effect on the current or future financial position or prospects of the Group. Neither the Company nor any of the Directors nor the Seller nor the Guarantor is aware of any such proceedings (in the United Kingdom or elsewhere) being pending or threatened.

(2) In subparagraph (1) "PROCEEDINGS" includes any civil or criminal proceedings, any form of arbitration, employee dispute, and any action or investigation by (or by any person appointed by) any governmental, statutory, public or regulatory authority or organisation of or in any country (including any investment exchange and any authority or body which regulates investment business or which is concerned with mergers or Tax) or by the Commission or any other agency of the European Union.

12.      FINANCINGS

         No event or matter has occurred or come to light, which event or matter is still outstanding, which entitles or has entitled (or would entitle, with the giving of notice, the lapse of time or the satisfaction of other conditions) any bank, bond trustee, bondholder or similar creditor to require a Group company to make any repayment (or other payment on account of principal) in respect of any financing to remain after Admission, or to terminate the availability of any such financing to a Group company. So far as the Company is aware, there is no significant risk that such an event or matter will occur or arise.

13.      INSOLVENCY

(1) No order has been made or resolution passed by the members of any Group company nor has any petition been presented for the winding-up of any Group company or for the appointment of a provisional liquidator to any Group company or for an administration order in respect of any Group company or has any such action been threatened against any Group company.

(2) No receiver or receiver and manager has been appointed by any person of the whole or any part of the business or assets of any Group company.

(3) No voluntary arrangement has been proposed under Section 1 of the Insolvency Act 1986 in respect of any Group company and no compromise or arrangement has been proposed, agreed to or sanctioned under Section 425 of the Companies Act 1985 in respect of any Group company (save as disclosed in the Prospectus).

(4) No action has been taken by any Group company or as far as each of the Directors is aware no matter has occurred which is equivalent or in all material respects similar in any jurisdiction to any of the actions on matters referred to in subparagraphs (1), (2) and (3).

14.      AUTHORITY TO CARRY ON BUSINESS

(1) Each Group company has been duly and validly incorporated and is of good standing and has full corporate power and authority to carry on its activities in the ordinary course of business as described in the Price Range Prospectus and has obtained all material licences, permissions, authorisations and consents required for the carrying on of its business and the Group has not received notice that any of such licences permissions, authorisations and consents are not in full force and effect.

(2) There are no circumstances which indicate that any of such licences permissions, authorisations or consents may be revoked or not renewed, in whole or in part, in the ordinary course of events.

(3) Each Group company and each of their officers, agents and employees, has complied in all material respects with all legal and other requirements applicable to its business.

15.      THE GROUP

(1) Save as disclosed in the Prospectus, no Group company is a party to any contract or arrangement under which the Company's direct or indirect interest in the share capital of any other company could be reduced or ended or the Company could acquire any direct or indirect interest in any other company or business. For this purpose "COMPANY" includes a company incorporated outside the United Kingdom.

(2) No Group company is or has during the last six years been a party to any material contract or arrangement, or involved in any course of conduct, to which any of the following applies:

         (a) the Restrictive Trade Practices Acts 1976 and 1977, whilst those acts were in force;

         (b) any provision of the Competition Act 1998, regardless of whether the relevant provisions of that act are still in force;

         (c) Article 81 or 82 (formerly Articles 85 and 86) of the Treaty establishing the European Community; or

         (d) any provision of the law of any country or territory outside the United Kingdom which relates to anti-trust or competition matters,

         or is void and unenforceable (whether in whole or in part) or may render the Company liable to proceedings under any such legislation as is referred to in sub-paragraphs (a) to (d) above.

(3) No Group Company has given an undertaking and no Group company is aware that any order has been made against nor has it received a request for information or entered into correspondence with any court, tribunal, governmental, national or supra-national authority pursuant to any anti-trust or similar legislation in any country in which it carries on business or has assets or sales.

16.      PROPERTIES

         Except as specifically disclosed in the Prospectus, the Group has good and marketable title to all material real properties and all other properties owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and except as specifically disclosed in the Prospectus, the Group holds any material leased property under valid and enforceable leases with no exceptions, restrictions or covenants that would materially interfere with the use made or to be made thereof by it.

17.      INTELLECTUAL PROPERTY

         Except as specifically disclosed in the Prospectus, so far as the Directors are aware the Group owns free of any encumbrances (or has licensed to it on reasonable terms) or otherwise has the benefit or use on reasonable terms with the authority of the owner or licensor thereof of, adequate trademarks, trade names and other rights including know-how, copyright (including without limitation in any software used by any Group company), confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct, in all material respects, the business now operated by it, and has not received any notice of infringement of or conflict with rights of others with respect to any Intellectual Property Rights.

18.      PENSIONS

(1) Save as disclosed in the Long Form Report or the Herbert Smith due diligence report, no Group company is under any material legal liability or voluntary commitment to pay or make any contribution in respect of any pension or other retirement, death or disability benefit to any person.

(2) All information provided by the Company in respect of any pension scheme of the Group is complete and accurate in all material respects.

(3) All pension schemes have been operated in accordance with all applicable rules and laws and in particular all contributions payable by the Company or any Group company have been paid.

(4) All sums payable in respect of any pension scheme (whether payable by the Company, any Group company, the members of the trustees) have been paid and no material services have been rendered or requested for which an account has not been rendered.

(5) All pension schemes provide only money purchase benefits (as defined in section 84 of the Social Security Act 1986) for the beneficiaries of them and neither the Company nor any Group company has given any promise or assurance (oral or written) to any beneficiary that his or her benefits under any pension scheme will be calculated wholly or partly by reference to any person's remuneration or equate (approximately or exactly) to any particular amount.]

19.      INSURANCE

         All the material assets and undertaking of each Group company of an insurable nature are and have at all material times been adequately insured and the Group companies are now and have at all material times been adequately covered against accident, damage, injury, third party loss and loss of profits.

20.      CONTINGENT LIABILITIES

(1) No Group company is likely to have any existing or contingent material liabilities in respect of any properties previously occupied by it or in which it owned or held any interest, including without limitation, leasehold premises assigned, surrendered or otherwise disposed of.

(2) So far as the Company and the Directors are aware, no Group company has been or is a guarantor of a tenant's obligations under any lease where the tenant was not a Group company.

21.      GENERAL

(1) The Global Offer and the other transactions provided for by this agreement and all related arrangements will, so far as not the direct responsibility of the Sponsor and/or CSFB Equities (and subject to there having been no breach by an Underwriter of the representations, warranties and undertakings in clause 6(1) of this agreement), be carried out in accordance with all applicable laws and regulatory requirements in the United Kingdom and elsewhere and in accordance with and subject to this agreement.

(2) All information and confirmations provided to the Sponsor by or on behalf of the Company in connection with its obligations as Sponsor under the Listing Rules are true and accurate.

(3) All documents required by the Listing Rules to be included in the Listing Application and/or required by the LSE Admission Standards to be included in the Trading application have been or will be (on or before 5th March, 2001) supplied to the UK Listing Authority and/or the London Stock Exchange and all matters which should be taken into account by the UK Listing Authority and the London Stock Exchange in considering the suitability of the Shares for listing have been disclosed in the Prospectus or disclosed to the Sponsor.

SIGNED as a deed by ROY KRAUSE                  )
as a duly authorised officer of                 )
SPHERION (EUROPE) INC.                          )
acting under the authority of that              )
company in the presence of:                     )    /s/ Roy Krause
                                                     --------------

Witness name:                                        /s/ Robert Moir
                                                     ---------------

Witness address                                      Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed  by                           )
MICHAEL PAGE                                   )
INTERNATIONAL PLC                              )
acting by                                      )     /s/ Terry Benson
                                                     ----------------
                                                     Director

                                                     /s/ Stephen Puckett
                                                     -------------------
                                                     Director/Secretary

SIGNED as a deed by ROY KRAUSE
as a duly authorised officer of                 )
SPHERION CORPORATION                            )
acting under the authority of                   )
that company in the presence of:                )    /s/ Roy Krause
                                                     --------------


Witness name:                                        /s/ Robert Moir
                                                     ---------------

Witness address                                      Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed by BEN PHILLIPS               )
as duly authorised attorney for                )
CREDIT SUISSE FIRST BOSTON                     )
(EUROPE) LIMITED                               )
in the presence of:                            )     /s/ Ben Phillips
                                                     ----------------


Name:                                                /s/ Robert Moir
                                                     ---------------

Address:                                             Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed by BEN PHILLIPS               )
                                               )
as duly authorised attorney for                )
CREDIT SUISSE FIRST BOSTON                     )
EQUITIES LIMITED                               )
in the presence of:                            )     /s/ Ben Phillips
                                                     ----------------


Name:                                                /s/ Robert Moir
                                                     ---------------

Address:                                             Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed by                              )
as duly authorised attorney for                  )
GOLDMAN SACHS                                    )
INTERNATIONAL                                    )
in the presence of:                              )   /s/ Ben Phillips
                                                     ----------------


Name:                                                /s/ Robert Moir
                                                     ---------------

Address:                                             Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed by                              )
as duly authorised attorney for                  )
DEUTSCHE BANK AG                                 )
in the presence of:                              )   /s/ Ben Phillips
                                                     ----------------


Name:                                                /s/ Robert Moir
                                                     ---------------

Address:                                             Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed  by                             )
as duly authorised attorney for                  )
SALOMON BROTHERS                                 )
INTERNATIONAL                                    )
LIMITED                                          )
in the presence of:                              )   /s/ Ben Phillips
                                                     ----------------


Name:                                                /s/ Robert Moir
                                                     ---------------

Address:                                             Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed by                              )
as duly authorised attorney for                  )
HSBC BANK PLC                                    )
in the presence of:                              )   /s/ Ben Phillips
                                                     ----------------


Name:                                                /s/ Robert Moir
                                                     ---------------

Address:                                             Allen & Overy
                                                     One New Change
                                                     London, EC4

SIGNED as a deed by                              )
as duly authorised attorney for                  )
WEST LB PANMURE LIMITED                          )
in the presence of:                              )   /s/ Ben Phillips
                                                     ----------------


Name:                                                /s/ Robert Moir
                                                     ---------------

Address:                                             Allen & Overy
                                                     One New Change
                                                     London, EC4